                                       AMENDED AND RESTATED CREDIT AGREEMENT

                                                    dated as of
                                                 December 12, 2003

                                                       among

                                                  DILLARD'S, INC.
                                        as Lead Borrower for the Borrowers,

                                            THE BORROWERS Party Hereto,

                                             The LENDERS Party Hereto,

                                                JPMORGAN CHASE BANK
                                              as Administrative Agent

                                              FLEET RETAIL GROUP, INC.
                                    as Collateral Agent and as Syndication Agent

                                                        and

                                            J.P. MORGAN SECURITIES, INC.
                                               FLEET SECURITIES INC.
                                              as Joint Lead Arrangers

                                                        and

                                        GENERAL ELECTRIC CAPITAL CORPORATION
                                        THE CIT GROUP/BUSINESS CREDIT, INC.
                                             WELLS FARGO FOOTHILL, LLC
                                             as Co-Documentation Agents

                                                        and

                                           CONGRESS FINANCIAL CORPORATION
                                       NATIONAL CITY COMMERCIAL FINANCE, INC.
                                            GMAC COMMERCIAL FINANCE LLC
                                                 as Managing Agents

TABLE OF CONTENTS

(ii)

......

(iii)

(iv)

SECTION 8.11 Syndication Agent, Collateral Agent, Co-Documentation Agents, Managing

(v)

(vi)

                                                      EXHIBITS

A        Assignment and Acceptance
B-1       Revolving Notes
B-2      Swingline Note
C        Opinion of Counsel to Borrowers
D        Borrowing Base Certificate
E        Form of Breakage Costs Certificate

(vii)

                                                     SCHEDULES

1.1      Lenders and Commitments
1.2      Bonds
2.21(a) DDAs
2.21(b) Credit Card Arrangements
2.21(c) Blocked Accounts
3.05(c)(i) Title to Properties; Real Estate Owned
3.05(c)(ii) Leased Properties
3.06     Disclosed Matters
3.12     Subsidiaries
3.13     Insurance
6.01     Indebtedness
6.02     Liens
6.04     Investments

(viii)

AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 12, 2003 (this "Agreement") among

         DILLARD'S, INC., a corporation organized under the laws of the State of Delaware having a place of business at 1600 Cantrell Road, Little Rock, Arkansas 72201, as Lead Borrower for the Borrowers, being said DILLARD'S, INC., and

                  DILLARD TEXAS OPERATING LIMITED PARTNERSHIP, a limited partnership organized under the laws of the State of Texas having a place of business at 4501 North Beach Street, Fort Worth, Texas
                  76137;

                  THE JOSLIN DRY GOODS COMPANY, a corporation organized under the laws of the State of Colorado having a place of business at Park Meadows Center, Littleton, Colorado 80124;

                  DILLARD TENNESSEE OPERATING LIMITED PARTNERSHIP, a limited partnership organized under the laws of the State of Tennessee having a place of business at 7624 Highway 70 S., Nashville, Tennessee
                  37221;

                  C.J. GAYFER & COMPANY, INCORPORATED, a corporation organized under the laws of the State of
                  Delaware having a place of business at 1600 Cantrell Road, Little Rock, Arkansas 72201;

                  J.B. IVEY & COMPANY,  a corporation organized under the laws of the State of North Carolina having a place of business at 1600 Cantrell Road, Little Rock, Arkansas 72201;

                  THE CASTNER-KNOTT DRY GOODS, CO., a corporation organized under the laws of the State of
                  Tennessee having a place of business at 1500 N. Jackson, Tullahoma, Tennessee 37388;

                  DILLARD STORE SERVICES, INC., a corporation organized under the laws of the State of Arizona having a place of business at 2215 S. 48th Street, Suite E, Tempe, Arizona 85282;

                  THE HIGBEE COMPANY, a corporation organized under the laws of the State of Delaware having a place of business at 100 Public Square, Cleveland, Ohio 44113;

                  THE MCALPIN COMPANY, a corporation organized under the laws of the State of Kentucky having a place of business at 1600 Cantrell Road, Little Rock, Arkansas 72201;

                  GAYFER'S MONTGOMERY FAIR CO., a corporation organized under the laws of the State of Delaware having a place of business at 1600 Cantrell Road, Little Rock, Arkansas 72201;

                  THE LION DRY GOODS COMPANY, a corporation organized under the laws of the State of Ohio having a place of business at 1600 Cantrell Road, Little Rock, Arkansas 72201;

                  J. BACON & SONS, a corporation organized under the laws of the State of Kentucky  having a place of business at 1600 Cantrell Road, Little Rock, Arkansas 72201; and

                  MERCANTILE STORES COMPANY, INC., a corporation organized under the laws of the State of Delaware having a place of business at 1600 Cantrell Road, Little Rock, Arkansas 72201; and

                  DILLARD'S WYOMING, INC., a corporation organized under the laws of the State of Wyoming having a place of business at 1600 Cantrell Road, Little Rock, Arkansas 72201; and

                  CONSTRUCTION DEVELOPERS, INCORPORATED, a corporation organized under the laws of the State of
                  Arkansas having a place of business at 1600 Cantrell Road, Little Rock, Arkansas 72201; and

                  DILLARD INTERNATIONAL, INC., a corporation organized under the laws of the State of Nevada having a place of business at 3200 Las Vegas Blvd. S., Las Vega, Nevada 89109; and

                  CONDEV NEVADA, INC., a corporation organized under the laws of the State of Nevada having a place of business at 1600 Cantrell Road, Little Rock, Arkansas 72201; and

                  MERCANTILE KANSAS CITY, INC., a corporation organized under the laws of the State of Delaware having a place of business at 1600 Cantrell Road, Little Rock, Arkansas 72201; and

                  HENNESSY COMPANY, a corporation organized under the laws of the State of Montana having a place of business at 1600 Cantrell Road, Little Rock, Arkansas 72201; and

                  J.B. WHITE & COMPANY, a corporation organized under the laws of the State of South Carolina having a place of business at 1600 Cantrell Road, Little Rock, Arkansas 72201; and

                  U.S. ALPHA, INC., a corporation organized under the laws of the State of Nevada having a place of business at 6191 S. State, Murray, Utah 84107; and

                  DILLARD'S DOLLARS, INC., a corporation organized under the laws of the State of Arkansas having a place of business at 1600 Cantrell Road, Little Rock, Arkansas 72201; and

         the LENDERS party hereto; and

         JPMORGAN CHASE BANK, a New York banking corporation, having a place of business at 2200 Ross Avenue, 3rd
         Floor, Dallas, Texas 75201, as Administrative Agent for the Lenders;  and

         FLEET RETAIL GROUP, INC., as Collateral Agent and as Syndication Agent, a Delaware corporation, having its principal place of business at 40 Broad Street, Boston, Massachusetts 02109; and

         GENERAL ELECTRIC CAPITAL CORPORATION, THE CIT GROUP/BUSINESS CREDIT, INC. and WELLS FARGO FOOTHILL, LLC,
         as Co-Documentation Agents; and

         CONGRESS FINANCIAL CORPORATION, NATIONAL CITY COMMERCIAL FINANCE, INC. and     GMAC COMMERCIAL FINANCE
         LLC, as Managing Agents;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

                                                W I T N E S S E T H:

         WHEREAS, certain of the Borrowers have entered into a Credit Agreement dated as of May 9, 2002 among the
Lead Borrower, the Borrowers party thereto, the "Lenders" as defined therein, Fleet National Bank, as Issuing
Bank, Fleet Retail Group, Inc. f/k/a Fleet Retail Finance Inc. as Administrative Agent and as Collateral Agent,
Wells Fargo Foothill, LLC f/k/a Wells Fargo Retail Finance, LLC, as Syndication Agent, and The CIT Group/Business
Credit, Inc. and General Electric Capital Corporation, as Documentation Agents (as amended and in effect on the date hereof, the "Existing Credit Agreement"); and

         WHEREAS, Fleet Retail Group, Inc. will resign as Administrative Agent under the Existing Credit Agreement on the Effective Date (defined below) and JPMorgan Chase Bank shall be appointed as Administrative Agent; and

         WHEREAS, certain of the Lenders under the Existing Credit Agreement have assigned their rights and obligations thereunder to Persons who are, or shall become, Lenders under this Agreement; and

         WHEREAS, the Borrowers and the remaining Lenders desire to amend and restate the Existing Credit
Agreement as provided herein.

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, the Lead
Borrower and the Borrowers hereby agree that the Existing Credit Agreement shall be amended and restated in its entirety to read as follows:

                                                    ARTICLE I

                                                    Definitions

SECTION 1.1   Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

         "ACH" shall mean automated clearing house transfers.

         "Account" shall mean any right to payment for goods sold or leased or for services rendered, whether or not earned by performance, or any right to payment for credit extended for goods sold or leased or services rendered.

         "Adjusted LIBOR Rate" means, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBOR Rate for such
Interest Period multiplied by (b) the Statutory Reserve Rate.

         "Administrative Agent" means JPMorgan, in its capacity as administrative agent for the Lenders hereunder.

         "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "Agent" shall mean the Administrative Agent.

         "Agreement" shall have the meaning set forth in the preamble.

         "Alternate Base Rate" shall mean, for any day, the higher of (a) the annual rate of interest then most recently announced by JPMorgan at its head office in New York, New York as its "Base Rate" and (b) the Federal
Funds Effective Rate in effect on such day plus1/2of 1% (0.50%) per annum. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the
Federal Funds Effective Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations thereof in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in JPMorgan's Base Rate or the Federal Funds
Effective Rate shall be effective on the effective date of such change in JPMorgan's Base Rate or the Federal
Funds Effective Rate, respectively.

         "Applicable Margin" means the rates for Base Rate Loans and LIBOR Loans set forth below:

      ---------------------------------------------------------------------------
          Level      Performance Criteria      Base Rate Loans     LIBOR Loans
      ---------------------------------------------------------------------------

        1         Excess Availability              0%               1.50%
                     greater than or equal
                      to $400,000,000

      ---------------------------------------------------------------------------

           2         Excess Availability              0%               1.75%
                    greater than or equal
                     to $200,000,000 but
                          less than
                        $400,000,000

  ---------------------------------------------------------------------------

      3         Excess Availability              .25%             2.00%
                         less than
                       $200,000,000

     ---------------------------------------------------------------------------

Initially, the Applicable Margin shall be as set forth in Level 1.  The Applicable Margin shall be adjusted quarterly as of the first day of each calendar quarter, commencing April 1, 2004, based upon the average Excess
Availability for the immediately preceding calendar quarter.  Upon the occurrence and during the continuance of an
Event of Default, the Applicable Margin shall be immediately increased to the percentages set forth in Level 3
(even if the Excess Availability requirements for another Level have been met) and interest shall be determined in the manner set forth in Section 2.10.

         "Appraisal Percentage" shall mean 85%.

         "Appraised Value" means the net percentage of the Cost of the Borrowers' Inventory realizable in the event of a liquidation of such Inventory determined from a liquidation value appraisal of such Inventory undertaken from time to time by an independent appraiser satisfactory to the Agent.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee
(with the consent of each party whose consent is required by Section 9.05), and accepted by the Agent, in the form of Exhibit A or any other form approved by the Agent.

         "Availability Reserves" means such reserves as the Agent from time to time determines in its discretion as being appropriate to reflect the impediments to the Agent's ability to realize upon the Collateral. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on (i)  rent; (ii) Customer Credit Liabilities; (iii) customs, duties, and other costs to release Inventory which is being imported into the United States; and (iv) outstanding taxes and other governmental charges, including, ad valorem, real estate, personal property, and other taxes which might have priority over the interests of the Agent in the Collateral and either which have not been paid when due or which the Agent, in its discretion, believes may impede the Agent's ability to realize upon the Collateral.

         "Bank Product Amount" has the meaning set forth in the definition of  "Bank Products."

         "Bank Products" shall mean any one or more of the following types of services or facilities extended to any Borrower by the Agent, any Lender, or any of their respective Affiliates: (a) credit cards, including the
Borrowers' purchase cards, (b) Hedging Agreements, (c) any deposit, lock box or other cash management arrangement,
(d) foreign exchange, or (e) any other product or service provided by any such Person; provided that for any of the foregoing to be included as "Bank Product" hereunder: (i) the applicable Lender (or its Affiliate) and the
Lead Borrower must have provided the Agent written notice of: (A) the existence of such Bank Product, (B) the

Lender's (or its Affiliate's) and the Lead Borrower's agreement as to the maximum dollar amount of the applicable
Borrower's obligations arising under such Bank Product that will be included in a reserve under the Borrowing Base
(the "Bank Product Amount") and (C) the methodology agreed upon by the applicable Lender (or its Affiliate) and the Lead Borrower to determine the Bank Product Amount and (ii) the applicable Borrower must otherwise be permitted to enter into such arrangement under this Agreement or must not be restricted from entering into such arrangement under this Agreement.  The Agent shall provide the Lenders with notice of the establishment of each
Bank Product.  After any of the foregoing have been established as a Bank Product hereunder and as long as no
Event of Default exists, the Bank Product Amount may thereafter be changed by written notice to the Agent pursuant to an agreement between the applicable Lender (or its Affiliate) and the Lead Borrower; provided that  no change in a Bank Product Amount may cause Excess Availability to be less than zero.

         "Bank Product Reserve" means, at any time, an amount equal to the sum of all Bank Product Amounts associated with all of the then outstanding Bank Products or, with respect to any particular Bank Product, such lesser amount as may equal to the actual obligation of the applicable Borrower as determined utilizing the methodology agreed to with respect to such Bank Product between the applicable Lender (or its Affiliate) and the
Lead Borrower.  With respect to any calculation of the amounts to be included in the Bank Product Reserve which is less than an established Bank Product Amount, the Agent shall have no obligation to determine the amount thereof.
The Lead Borrower and/or the applicable Lender (or its Affiliate) shall provide the Agent written notice of the amount and calculation thereof.  In absence of any such notice, the amount included in the Bank Product Reserve shall equal the Bank Product Amount established with respect to the Bank Product in question.

         "Base Rate Loan" shall mean any Loan bearing interest at a rate determined by reference to the Alternate
Base Rate in accordance with the provisions of Article II.

         "Blocked Account Agreements" has the meaning set forth in Section 2.21(c).

         "Blocked Account Banks" shall mean the banks with whom the Subsidiary Borrowers have entered into Blocked
Account Agreements and, with respect to the Lead Borrower only, JPMorgan (or such other bank which has entered into a Blocked Account Agreement with respect to the Lead Borrower Blocked Account).

         "Blocked Accounts" shall have the meaning set forth in Section 2.21(c).

         "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

         "Bonds" means those obligations of the Lead Borrower for borrowed money under those certain indentures described on Schedule 1.2 hereto.

         "Borrowers" means collectively, Dillard's, Inc., Dillard Texas Operating Limited Partnership, The Joslin
Dry Goods Company, Dillard Tennessee Operating Limited Partnership, C.J. Gayfer & Company, Incorporated,  J.B.
Ivey & Company, The Castner-Knott Dry Goods Co., Dillard Store Services, Inc., The Higbee Company, The McAlpin
Company, Gayfer's Montgomery Fair Co., The Lion Dry Goods Company, J. Bacon & Sons, Mercantile Stores

Company,Inc., Dillard's Wyoming, Inc., Construction Developers, Incorporated, Dillards International, Inc.,
Condev Nevada,Inc., Mercantile Kansas City, Inc., Hennessy Company, J.B. White & Company, U.S. Alpha, Inc.,
and Dillard's Dollars, Inc.

         "Borrowing" shall mean (a) the incurrence of Loans of a single Type, on a single date and having, in the case of LIBOR Loans, a single Interest Period, or (b) a Swingline Loan.

         "Borrowing Base" means, at any time of calculation, an amount equal to

         (a)      the lesser of (i) the Appraisal Percentage of the Appraised Value of Eligible Inventory, or (ii)
         the Inventory Advance Rate multiplied by the difference between (A) the Cost of Eligible Inventory and
         (B) Inventory Reserves; minus

         (b)      the then amount of all Availability Reserves.

         "Borrowing Base Certificate" has the meaning assigned to such term in Section 5.01(e).

         "Borrowing Request" means a request by the Lead Borrower on behalf of the Borrowers for a Borrowing in accordance with Section 2.03.

         "Breakage Costs" shall have the meaning set forth in Section 2.19(b).

         "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New
York, New York or Little Rock, Arkansas are authorized or required by law to remain closed, provided that, when used in connection with a LIBOR Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Capital Expenditures" means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Borrowers that are (or would be) set forth in a consolidated statement of cash flows of the Borrowers for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Borrowers during such period.

         "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "Cash Collateral Account" shall mean an interest-bearing account established by the Borrowers with the
Agent at JPMorgan under the sole and exclusive dominion and control of the Agent designated as the "Dillard's Cash
Collateral Account".

         "Cash Control Event" means that Excess Availability is less than $100,000,000.  For purposes of Section
2.21(g), the occurrence of a Cash Control Event shall be deemed continuing notwithstanding that Excess
Availability may thereafter exceed the amount set forth in the preceding sentence unless and until Excess
Availability exceeds $125,000,000 for ninety (90) consecutive days, in which event a Cash Control Event shall no longer be deemed to be continuing for purposes of Section 2.21(g).

         "Cash Receipts" has the meaning provided therefor in Section 2.21(c).

         "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.
ss. 9601 et seq.

         "Change in Control" means, at any time, (a) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Lead Borrower by Persons who were neither (i) nominated by the board of directors of the Lead Borrower nor (ii) appointed by directors so nominated; or (b) the acquisition of fifty percent (50%) or more of the voting capital stock of the Lead Borrower by any Person or group of Persons, or (c)
the failure of the Lead Borrower to directly or indirectly Control all of the Subsidiary Borrowers.

         "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement,
(b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental
Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.23(b), by any lending office of such Lender or by such Lender's or such Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any
Governmental Authority made or issued after the date of this Agreement.

         "Charges" has the meaning provided therefor in Section 9.13.

         "Closing Commitment" shall mean, with respect to each Lender, the commitment of such Lender which is available to be borrowed prior to the occurrence of the Repayment Event in the amount set forth opposite its name as its Closing Commitment on Schedule 1.1 or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to Section 2.15.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Co-Documentation Agents" means General Electric Capital Corporation, The CIT Group/Business Credit,
Inc., and Wells Fargo Foothill, LLC.

         "Collateral" means any and all "Collateral" as defined in any applicable Security Document.  In no event shall Other Store Proceeds constitute Collateral hereunder.

         "Collateral Agent" means Fleet Retail Group, Inc.

         "Commercial Letter of Credit" means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Borrower in the ordinary course of business of such Borrower.

         "Commitment" shall mean, with respect to each Lender, the sum of such Lender's Closing Commitment and
Incremental Commitment.

         "Commitment Fee" has the meaning provided therefor in Section 2.12.

         "Commitment Percentage" shall mean, with respect to each Lender, (a) at any time prior to the occurrence of the Repayment Event, except as otherwise provided herein, such Lender's Pre-Repayment Commitment Percentage, and (b) at any time after the occurrence of the Repayment Event, except as otherwise provided herein, that percentage of the Commitments of all Lenders hereunder in the amount set forth opposite its name on Schedule 1.1 or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to Section 2.15.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling" and "Controlled" have meanings correlative thereto.

         "Cost" means the cost value of Inventory as reported on the Borrowers' financial stock ledger using the retail method of accounting based on practices which are in effect on the date of this Agreement.

         "Credit Card Notifications" has the meaning provided therefor in Section 2.21(c).

         "Credit Extensions" as of any day, shall be equal to the sum of (a) the principal balance of all Loans then outstanding, and (b) the then amount of the Letter of Credit Outstandings.

         "Customer Credit Liabilities" means, at any time, the aggregate face value at such time of (a)
outstanding gift certificates and gift cards of the Subsidiary Borrowers entitling the holder thereof to use all or a portion of the certificate to pay all or a portion of the purchase price for any Inventory, and (b)
outstanding merchandise credits and customer deposits of the Subsidiary Borrowers.

         "DDAs" means any checking or other demand deposit account maintained by any Borrower other than the Lead
Borrower.

         "DDA Notification" has the meaning provided therefor in Section 2.21(c).

         "Default" means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "DNB Notifications" has the meaning provided therefor in Section 2.21(c).

         "dollars" or "$" refers to lawful money of the United States of America.

         "EBITDAR" means for any period, for the Lead Borrower and its Subsidiaries, on a consolidated basis, the result for such period, without duplication, of (i) Net Income, plus (ii) depreciation, amortization, and all other non-cash charges that were deducted in arriving at Net Income for such period plus (iii) provisions for taxes based on income that were deducted in arriving at Net Income for such period, plus (iv) Interest Expense, plus (v) rental and all other payments made by the Lead Borrower and its Subsidiaries in respect of or in connection with operating leases, all as determined in accordance with GAAP.

         "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived by the Agent).

         "Eligible Assignee" means (a) any Person (other than a natural person) engaged in the business of making or investing in commercial loans in the ordinary course of its business having a combined capital and surplus or assets under management in excess of $1,000,000,000; (b) any Lender; (c) any Affiliate of any Lender; and (d) if
an Event of Default has occurred and is continuing, any Person reasonably acceptable to the Agent.

         "Eligible Inventory" shall mean, as of the date of determination thereof, items of Inventory of the
Subsidiary Borrowers that are finished goods, merchantable and readily saleable to the public in the ordinary course deemed by the Agent in its reasonable discretion to be eligible for inclusion in the calculation of the
Borrowing Base. "Eligible Inventory" shall include without duplication of other Eligible Inventory, Eligible
Letter of Credit Inventory. Without limiting the foregoing, unless otherwise approved in writing by the Agent, none of the following shall be deemed to be Eligible Inventory:

                  (a) Inventory that is not owned solely by the Subsidiary Borrowers, or is leased or on consignment or the Subsidiary Borrowers do not have good and valid title thereto;

                  (b) Inventory (including any portion thereof in transit from vendors, except for Eligible
         Letter of Credit Inventory) that is not located at a warehouse facility or store that is owned or leased by a Subsidiary Borrower;

                  (c) Inventory that represents (i) goods damaged, defective or otherwise unmerchantable,
         (ii) goods that do not conform in all material respects to the representations and warranties contained in this Agreement or any of the Security Documents, or (iii) goods to be returned to the vendor;

                  (d) Inventory that is not located in the United States of America (excluding territories and possessions thereof and Eligible Letter of Credit Inventory);

                  (e) Inventory that is not subject to a perfected first-priority security interest in favor of the Agent for the benefit of the Secured Parties;

                  (f) Inventory which consists of samples, labels, bags, packaging, and other similar non-merchandise categories.

                  (g) Inventory as to which insurance in compliance with the provisions of Section 5.07 hereof is not in effect.

                  (h) Inventory which has been sold but not yet delivered or as to which any Subsidiary
         Borrower has accepted a deposit.

         "Eligible Letter of Credit Inventory" means Inventory (a) not yet delivered to a Subsidiary Borrower, (b)
the purchase of which is supported by a Commercial Letter of Credit having an expiry within sixty (60) days of such date of determination, (c) for which the document of title reflects a Subsidiary Borrower as consignee (along with delivery to a

 Subsidiary Borrower of the documents of title with respect thereto), (d) as to which, if so required by the Agent in its discretion, the Agent has possession or control over the documents of title which evidence ownership of the subject Inventory (such as by the delivery of a customs broker agency agreement, satisfactory to the Agent), (e) which is insured to the reasonable satisfaction of the Agent, and (f) which otherwise would constitute Eligible Inventory.

         "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental
Authority, relating in any way to the environment, preservation or reclamation of natural resources, handling, treatment, storage, disposal, Release or threatened Release of any Hazardous Material or to health and safety matters.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of any Borrower directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any
Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any
Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Lead
Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

         "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived);
(b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the
Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan;
(d) the incurrence by the Lead Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Lead Borrower or any ERISA Affiliate from the
PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Lead Borrower or any of its ERISA Affiliates of any
liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Lead Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from te Lead Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "Event of Default" has the meaning assigned to such term in Section 7.01.

         "Excess Availability" means, as of any date of determination, the excess, if any, of (a) the lesser of the Borrowing Base or the Total Commitment, minus (b) the outstanding Credit Extensions.

         "Excluded Taxes" means, with respect to the Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) income or franchise taxes imposed on (or measured by) its gross or net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United
States of America or any similar tax imposed by any other jurisdiction in which any Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Borrower under Section 2.28(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.26(e), except to the extent that such Foreign Lender (or its assignor, if any)
was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 2.26(a).

         "Existing Credit Agreement" has the meaning set forth in the Recitals hereto.

         "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve
System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve
Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by
JPMorgan from three Federal funds brokers of recognized standing selected by it.

         "Fee Letter" means the letters each entitled "Fee Letter" among (i) the Borrowers and the Agent and (ii)
the Borrowers and Fleet Retail Group, Inc., each of even date herewith, as such letters may from time to time be amended.

         "Financial Officer" means, with respect to any Borrower, the chief financial officer, controller or assistant controller of such Borrower.

         "Fixed Charge Coverage Ratio" means, with respect to any fiscal period of the Lead Borrower and its
Subsidiaries on a consolidated basis, the ratio of (i) the sum of EBITDAR for such period, minus Capital
Expenditures incurred by the Lead Borrower and its Subsidiaries during such period minus federal, state, local and foreign income taxes paid in cash during such period, to (ii) Fixed Charges for such period. The Fixed Charge
Coverage Ratio shall be calculated on a trailing twelve fiscal months basis.

         "Fixed Charges" means, with respect to any fiscal period of the Lead Borrower and its Subsidiaries on a consolidated basis, without duplication, the sum of (a) cash Interest Expense during such period, (b) rental and all other payments made by the Lead Borrower and its Subsidiaries in respect of or in connection with operating leases, (c) Scheduled Payments during such fiscal period, and (d) Restricted Payments made in cash in respect of equity interests of the

 Lead Borrower during such period, but only to the extent such Restricted Payments are in excess of $15,000,000 during any twelve month period.

         "Fleet" means Fleet National Bank, a national banking association.

         "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than the
United States of America or any State thereof or the District of Columbia.

         "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

         "GAAP" means generally accepted accounting principles in the United States of America.

         "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase
of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law, including any material listed as a hazardous substance under Section 101(14) of CERCLA.

         "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement, or other interest or currency exchange rate or commodity price hedging arrangement, in each case not entered into for speculative purposes.

         "Incremental Commitment" shall mean, with respect to each Lender, the commitment of such Lender which is available to be borrowed after the occurrence of the Repayment Event in the amount set forth opposite its name as its Incremental Commitment on Schedule 1.1 or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to Section 2.15.

         "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed,
(g) all Guarantees by such Person of Indebtedness of others (including, without limitation, under any Synthetic
Leases), (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such
Person as an account party in respect of letters of credit and letters of guaranty (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, and (k) all Hedging Agreements.  The Indebtedness
of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such
Person is not liable therefor.

         "Indemnified Taxes" means Taxes other than Excluded Taxes.

         "Indemnitee" has the meaning provided therefor in Section 9.03(b).

         "Interest Expense" means, for any period for the Lead Borrower and its Subsidiaries, on a consolidated basis, total interest expense (including that attributable to Capital Lease Obligations in accordance with GAAP)
of such Persons with respect to all outstanding Indebtedness of such Persons, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedging Agreements.

         "Interest Payment Date" means (a) with respect to any Base Rate Loan (including a Swingline Loan), the last day of each calendar quarter, and (b) with respect to any LIBOR Loan, the last day of each calendar quarter and the last day of the Interest Period applicable to the Borrowing of which such Loan is a part.

         "Interest Period" means, with respect to any LIBOR Borrowing, the period commencing on the date of such
Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Lead Borrower may elect, provided that (a) on the Effective Date only, the Lead Borrower may elect an Interest Period of fifteen (15) days (after the expiration of which, any Interest Period shall only have a term of one, two, three or six months), (b) if any Interest Period would end on a day other than a Business
Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding
Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (c) any Interest Period that commences on the last Business Day of a calendar month

(or on a day for which there is no numerically corresponding day in the last calendar month of such Interest
Period) shall end on the last Business Day of the last calendar month of such Interest Period, and (d) any
Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

         "Inventory" has the meaning assigned to such term in the Security Agreement.

         "Inventory Advance Rate" means 75%.

         "Inventory Reserves" means such reserves as may be established from time to time by the Agent in its reasonable discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as affect the appraised value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on (i)
obsolescence; (ii) seasonality; (iii) Shrink; (iv) imbalance; (v) change in Inventory character; (vi) change in
Inventory composition; (vii) change in Inventory mix; (viii) markdowns (both permanent and point of sale); and
(ix) retail markons and markups inconsistent with prior period practice and performance; industry standards;
current business plans; or advertising calendar and planned advertising events.

         "Investments" has the meaning set forth in Section 6.04.

         "Issuing Bank" means (a) each of JPMorgan and Fleet, in their capacities as the issuer of Letters of
Credit hereunder, and any successor to JPMorgan or Fleet in such capacity and (b) any Other Issuers. Each Issuing
Bank may, in its reasonable discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.  Each Issuing Bank shall act commercially reasonably and otherwise in accordance with the standard of care set forth in Section 2.06(i).

         "Joint Lead Arrangers" means J.P. Morgan Securities, Inc. and Fleet Securities, Inc.

         "JPMorgan" means JPMorgan Chase Bank, a New York banking corporation.

         "JPMorgan Concentration Account" shall have the meaning set forth in Section 2.21(c).

         "L/C Disbursement" means a payment made by an Issuing Bank pursuant to a Letter of Credit.

         "Lead Borrower" means Dillard's, Inc., a Delaware corporation.

         "Lead Borrower Blocked Account" has the meaning provided therefor in Section 2.21(c).

         "Lenders" shall mean the Persons identified on Schedule 1.1 (including any Person with an Incremental
Commitment only) and each assignee that becomes a party to this Agreement as set forth in Section 9.05(b).

         "Letter of Credit" shall mean a letter of credit that is (i) issued pursuant to this Agreement for the account of a Borrower, (ii) a Standby Letter of Credit or Commercial Letter of Credit, (iii) issued in connection with the purchase of Inventory by a Borrower or for any other purpose that is reasonably acceptable to the Agent, and (iv) in form and substance reasonably satisfactory to the applicable Issuing Bank.

         "Letter of Credit Fees" shall mean the fees payable in respect of Letters of Credit pursuant to Section
2.13.

         "Letter of Credit Outstandings" shall mean, at any time, the sum of (a) with respect to Letters of Credit outstanding at such time, the aggregate maximum amount that then is or at any time thereafter may become available for drawing or payment thereunder plus (b) all amounts theretofore drawn or paid under Letters of Credit for which the Issuing Bank has not then been reimbursed.

         "LIBOR Borrowing" shall mean a Borrowing comprised of LIBOR Loans.

         "LIBOR Loan" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBOR
Rate in accordance with the provisions of Article II.

         "LIBOR Rate" means, with respect to any LIBOR Borrowing for any Interest Period, the rate of interest
(rounded upwards, if necessary to the next 1/16 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate per annum at which deposits in dollars are offered to JPMorgan by banks in the
London interbank market at 11:00 a.m. (London time) not less than two Business Days before the first day of the
Interest Period for the subject LIBOR Borrowing, for a deposit approximately in the amount of the subject
Borrowing and for a period of time approximately equal to such Interest Period.

         "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Line Fee" means  a fee equal to 0.375% per annum (on the basis of actual days elapsed in a year of 360 days) of the average daily balance of the difference between (x) such Lender's Commitment and (y) the sum of (i)
such Lender's Commitment Percentage of the principal amount of Loans (other than Swingline Loans) then outstanding, and (ii) such Lender's Commitment Percentage of the then Letter of Credit Outstandings for each day commencing on the date hereof and ending on but excluding the Termination Date.

         "Loan Account"  has the meaning assigned to such term in Section 2.20(a).

         "Loan Documents" means this Agreement, the Notes, the Letters of Credit, the Fee Letter,  all Borrowing
Base Certificates, the Blocked Account Agreements, the DDA Notifications, the Security Documents, and any other instrument or agreement executed and delivered in connection herewith or therewith.

         "Loans" shall mean all loans (including, without limitation, Revolving Loans and Swingline Loans) at any time made to the Borrowers or for account of the Borrowers pursuant to this Agreement.

         "Managing Agents" means Congress Financial Corporation, National City Commercial Finance, Inc. and GMAC
Commercial Credit LLC.

         "Margin Stock" has the meaning assigned to such term in Regulation U.

         "Material Adverse Effect" means a material adverse effect on (a) the business, operations, property, assets, or condition, financial or otherwise, of the Lead Borrower and its Subsidiaries taken as a whole, or
(b) the validity or enforceability of this Agreement or any of the other Loan Documents or any of the material rights or remedies of the Agent or the Lenders hereunder or thereunder.

         "Material Indebtedness" means (a) the Bonds and (b) Indebtedness (other than the Loans and Letters of
Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrowers in an aggregate principal amount exceeding $100,000,000.

         "Material Subsidiary" means any Subsidiary of a Borrower which, at any time, owns property of the same type as the Collateral, the book value of which property exceeds $500,000; provided that if the aggregate book value of all such property of Subsidiaries which are not then Subsidiary Borrowers is in excess of $1,000,000, then the Lead Borrower shall promptly designate Subsidiaries which are not then Subsidiary Borrowers and which own any such property as Material Subsidiaries to the extent necessary so that the aggregate book value of all such property of Subsidiaries which are not then Subsidiary Borrowers is less than $1,000,000.

         "Maturity Date" means December 12, 2008.

         "Maximum Rate" has the meaning provided therefor in Section 9.14.

         "Minority Interests" means, with respect to any Person, an amount not to exceed 30% of the capital stock, memberships interests, partnership interests or other equity interests in such Person.

         "Minority Lenders" has the meaning provided therefor in Section 9.02(d).

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Net Income" means, for any period with respect to the Lead Borrower and its Subsidiaries, on a consolidated basis, the net income (or loss) of such Persons for such period taken as a single accounting period determined in conformity with GAAP, provided that there shall be excluded (i) the income (or loss) of any Person in which any other Person has an interest, except to the extent of the amount of dividends or other distributions actually paid to the Lead Borrower or any Subsidiary by such Person during such period, (ii) the income (or loss)
of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Lead Borrower or any Subsidiary or that Person's assets are acquired by the Lead Borrower or any Subsidiary, and (iii) the income of any direct or indirect Subsidiary of the Lead Borrower or a Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

         "NonBorrower Credit Card Proceeds" means the proceeds of any credit card charges from major credit card processors such as MasterCard, Visa, Discover, and the like attributable to the business operations of any Person which is not a Subsidiary Borrower.

         "Noncompliance Notice" has the meaning provided therefor in Section 2.05(b).

         "Notes" shall mean (i) the promissory notes of the Borrowers substantially in the form of Exhibit B-1, each payable to the order of a Lender, evidencing the Revolving Loans, and (ii) the promissory note of the
Borrowers substantially in the form of Exhibit B-2, payable to the Swingline Lender, evidencing the Swingline
Loans.

         "Obligations" means (a) the payment by the Borrowers of (i) the principal of, and interest on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise
(including any interest that accrues after the commencement of any case or proceeding by or against any Borrower in a bankruptcy, whether or not allowed in such case or proceeding), (ii) each payment required to be made by the
Borrowers under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise, of the Borrowers to the Secured Parties under this Agreement and the other Loan
Documents, and (b) the performance of all covenants, agreements, obligations and liabilities of the Borrowers under or pursuant to this Agreement and the other Loan Documents, (c) the payment and performance of all the covenants, agreements, obligations and liabilities of each Borrower under or pursuant to this Agreement, and the other Loan Documents, (d) all obligations with respect to Bank Products described in clause third of Section
2.22(a) hereof, and (e) solely to the extent there is sufficient Collateral following satisfaction of all other
Obligations, all debts, liabilities and obligations now or hereafter arising from or in connection with other Bank
Products, as each may be amended from time to time.

         "Original Closing Date" means May 9, 2002.

         "Other Issuers" means each Lender, other than JPMorgan and Fleet, up to a maximum of two Lenders, designated by the Lead Borrower as an Issuing Bank through written notice to the Agent, including any replacement thereof with another Lender; provided that if the Lead Borrower appoints Lenders (other than JPMorgan and Fleet)
as Issuing Banks, the Lead Borrower shall furnish prompt written notice thereof to the Agent.

         "Other Store Proceeds" means any amounts collected by any Subsidiary Borrower from any Person and deposited into a DDA of such Subsidiary Borrower representing payments made by any Person on account of such
Person's liabilities on account of the Lead Borrower's private label credit card receivables.

         "Other Taxes" means any and all current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

         "Overadvance" means, at any time of calculation, a circumstance in which the Credit Extensions exceed the lesser of (a) the Total Commitment or (b) the Borrowing Base.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

         "Perfection Certificate" means a certificate in the form of Annex 1 to the Security Agreement or any other form approved by the Agent.

         "Permitted Encumbrances" means:

                  (a)      Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;

                  (b)      carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 90 days or are being contested in compliance with Section 5.05;

                  (c)      pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance, old-age pension and other social security laws or regulations;

                  (d)      deposits to secure the performance of bids, trade contracts, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e)      judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and

                  (f)      easements, zoning restrictions, rights-of-way and similar encumbrances (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under or asserted by a landlord or owner of leased property, with or without the consent of the lessee) on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the
         Subsidiary Borrowers.

provided that, except as provided in any one or more of clauses (a) through (f) above, the term "Permitted
Encumbrances" shall not include any Lien securing Indebtedness.

         "Permitted Investments" means each of the following:

                  (a)      direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b)      investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A-1 or P-1 from S&P or from
         Moody's;

                  (c)      investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and demand deposit and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000; and

                  (d)      fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c)
         above or with any primary dealer.

provided that, notwithstanding the foregoing, after the occurrence and during the continuance of a Cash Control
Event, no such investments shall be permitted by a Subsidiary Borrower unless (i) either (A) no Loans are then outstanding, or (B) the investment is a temporary investment pending expiration of an Interest Period for a LIBOR
Loan, the proceeds of which investment will be applied to the Obligations after the expiration of such Interest
Period,  and (ii) such investments are pledged by the Subsidiary Borrower to the Agent as additional collateral for the Obligations pursuant to such agreements as may be reasonably required by the Agent.

         "Permitted Overadvance" means an Overadvance determined by the Agent, in its reasonable discretion, (a)
which is made to maintain, protect or preserve the Collateral and/or the Lenders' rights under the Loan Documents, or (b) which is otherwise in the Lenders' interests; provided that Permitted Overadvances shall not (i) exceed ten percent of the lesser of the then Borrowing Base or the then Total Commitment, in the aggregate outstanding at any time or (ii) remain outstanding for more than thirty consecutive Business Days, unless in case of clause (ii), the
Required Supermajority Lenders otherwise agree; and provided further that the foregoing shall not (1) modify or abrogate any of the provisions of Section 2.06(f) regarding the Lender's obligations with respect to L/C
Disbursements, or (2) result in any claim or liability against the Agent (regardless of the amount of any
Overadvance) for "inadvertent Overadvances" (i.e. where an Overadvance results from changed circumstances beyond the control of the Agent (such as a reduction in the collateral value)), and further provided that in no event shall the Agent make an Overadvance, if after giving effect thereto, the principal amount of the Credit Extensions would exceed the Total Commitment.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the
Lead Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Pledge Agreement" means the Amended and Restated Pledge and Security Agreement dated as of the date hereof between the Lead Borrower and the Agent for the benefit of the Secured Parties, as amended and in effect from time to time.

         "Prepayment" has the meaning set forth in Section 6.06(b).

         "Pre-Repayment Commitment Percentage" shall mean, with respect to each Lender, that percentage of the
Closing Commitments of all Lenders hereunder in the amount set forth opposite its name on Schedule 1.1 as its
Pre-Repayment Commitment Percentage or as may subsequently be set forth in the Register from time to time.

         "Real Estate" means all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned or leased by any Subsidiary Borrower, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof.

         "Refreshing Basket" means an amount equal to the Revolving Loans made to any Borrower hereunder for the purpose of prepaying Indebtedness in accordance with the provisions of Section 6.06(b)(iii) which Revolving Loans have been subsequently repaid by the Borrowers.  For purposes of calculating the Refreshing Basket, all payments made by or on behalf of the Borrowers shall be deemed to have been first applied to outstanding Loans other than the Revolving Loans made for the purpose of making such prepayments, and only after such other Loans have been paid in full shall any repayments be deemed to have been applied to such Revolving Loans.

         "Register" has the meaning set forth in Section 9.05(c).

         "Regulation U" means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation X" means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "Release" has the meaning set forth in Section 101(22) of CERCLA.

         "Repayment Event" means the redemption of the preferred partnership interests of Horatio Finance V.O.F.
owned by Waverly Investors B.V.

         "Required Lenders" shall mean, (a) at any time prior to the Repayment Event, Lenders having Closing
Commitments at least equal to 51% of the aggregate Closing Commitments of all the Lenders, or (b)  at any time after the Repayment Event, Lenders having Commitments at least equal to 51% of the Total Commitments or (c) if the
Commitments have been terminated, Lenders whose percentage of the outstanding Credit Extensions (after settlement and repayment of all Swingline Loans by the Lenders) aggregate not less than 51% of all such Credit Extensions.

         "Required Supermajority Lenders" shall mean, at any time prior to the Repayment Event, Lenders having
Closing Commitments at least equal to 66 2/3% of the aggregate Closing Commitments of all the Lenders, or (b) at any time after the Repayment Event, Lenders having Commitments outstanding representing at least 66 2/3% of the
Total Commitments outstanding or (c) if the Commitments have been terminated, Lenders whose percentage of the outstanding Credit Extensions (after settlement and repayment of all Swingline Loans by the Lenders) aggregate not less than 66 2/3% of all such Credit Extensions.

         "Reserves" means the Inventory Reserves and Availability Reserves.

         "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of any Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of any
Borrower or any option, warrant or other right to acquire any such shares of capital stock of any Borrower.

         "Revolving Loans" means all Loans at any time made by a Lender pursuant to Section 2.01.

         "S&P" means Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc.

         "Scheduled Payments" means, as of any date of determination, scheduled principal payments on account of
Indebtedness of the Lead Borrower and its Subsidiaries which were required to have been made during the preceding twelve fiscal month period, as determined in accordance with GAAP.

         "Secured Parties" has the meaning assigned to such term in the Security Agreement.

         "Security Agreement" means the Amended and Restated Security Agreement dated as of the date hereof  among the Subsidiary Borrowers and the Agent for the benefit of the Secured Parties, as amended and in effect from time to time.

         "Security Documents" means the Security Agreement, the Pledge Agreement, and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 to secure any of the
Obligations.

         "Settlement Date" has the meaning provided in Section 2.07(b).

         "Shrink" means Inventory which has been lost, misplaced, stolen, or is otherwise unaccounted for.

         "Solvent" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such
Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such
Person's ability to pay as such debts mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged.

         "Specified Event of Default" means the occurrence of any Event of Default described in (i) Sections
7.01(a), 7.01(b), or 7.01(d) (but as it relates to Sections 2.21, 6.08 and 6.09, only), which are not cured within three days, or (ii) Sections 7.01(c) 7.01(h), 7.01(i), or 7.01(j).

         "Standby Letter of Credit" means any Letter of Credit other than a Commercial Letter of Credit.

         "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages
(including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the
Board to which the Agent is subject with respect to the Adjusted LIBOR Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory
Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held.

         "Subsidiary Borrowers" means all Borrowers other than the Lead Borrower.

         "Swingline Lender" means JPMorgan, in its capacity as lender of Swingline Loans hereunder.

         "Swingline Loan" shall mean a Loan made by the Swingline Lender to the Borrowers pursuant to Section 2.05.

         "Syndication Agent" means Fleet Retail Group, Inc.

         "Synthetic Lease" means any lease or other agreement for the use or possession of property creating obligations which do not appear as Indebtedness on the balance sheet of the lessee thereunder but which, upon the insolvency or bankruptcy of such Person, would be characterized as Indebtedness of such lessee without regard to the accounting treatment.

         "Taxes" means any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "Termination Date" shall mean the earliest to occur of (i) the Maturity Date, (ii) the date on which the maturity of the Loans are accelerated and the Commitments are terminated in accordance with Section 7.01, or (iii)
the date of the occurrence of any Event of Default pursuant to Section 7.01(h) or 7.01(i).

         "Total Commitment" shall mean, (a) at any time prior to the Repayment Event, the sum of the Closing
Commitments of all the Lenders at such time, and (b)  at any time after the Repayment Event, the sum of the
Commitments of all the Lenders at such time.

         "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such
Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBOR Rate or the
Alternate Base Rate.

         "Unused Commitment" shall mean, on any day, (a) (i) on or prior to February 6, 2004, the then sum of the
Commitments (including the aggregate amount of the Incremental Commitments) of all the Lenders, and (ii) after
February 6, 2004, (A) if the Repayment Event has occurred, the then Total Commitment, or (B) if the Repayment
Event has not occurred, the aggregate amount of Closing Commitments then in effect,  minus (b) the sum of (i) the principal amount of Loans then outstanding and (ii) the then Letter of Credit Outstandings.

         "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.2     Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar

 import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and
"property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.3    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided that, if the Lead Borrower notifies the Agent that the Borrowers request an amendment to any provision hereof to reflect the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of
GAAP as in effect and applied immediately before such change shall have become effective until such provision shall have been amended in accordance herewith.

                                                       ARTICLE II

                                             Amount and Terms of Credit

SECTION 2.1       Commitment of the Lenders.

(a)      Each Lender severally and not jointly with any other Lender, agrees, upon the terms and subject to the conditions herein set forth, to extend credit to the Borrowers on a revolving basis, in the form of Revolving
Loans and Letters of Credit and in an amount not to exceed the lesser of such Lender's Commitment or such Lender's
Commitment Percentage of the Borrowing Base, subject to the following limitations:

(i)      The aggregate outstanding amount of the Credit Extensions shall not at any time exceed the lower of
                  (A)(1) prior to the occurrence of the Repayment Event, $835,000,000, and (2) subject to the provisions of clause (y) of the proviso below, after the occurrence of the Repayment Event,
                  $1,000,000,000, or, in each case, any lesser amount to which the Total Commitment has then been reduced by the Borrowers pursuant to Section 2.15, or (B) the then amount of the Borrowing Base, provided that (x) in the event that the Repayment Event has occurred on or before February 6,
                  2004, the Incremental Commitment of each Lender shall become automatically effective without any further action by any of the Agent, the Lenders or the Borrowers, and (y) in the event that the
                  Repayment Event has not occurred on or before February 6, 2004, the Total Commitment shall not exceed $835,000,000 and the Incremental Commitments shall be terminated in their entirety.

(ii)     No Lender shall be obligated to issue any Letter of Credit, and Letters of Credit shall be available from any Issuing Bank, subject to the ratable participation of all Lenders, as set forth in Section
                  2.06. The Borrowers will not at any time permit the aggregate Letter of Credit Outstandings to exceed $400,000,000.

(iii)    Subject to all of the other provisions of this Agreement, Revolving Loans that are repaid may be reborrowed prior to the Termination Date. No new Credit Extension, however, shall be made to the
                  Borrowers after the Termination Date.

(b)      Subject to the provisions of Section 2.01(c), each  Borrowing of Revolving Loans shall be made by the
Lenders pro rata in accordance with their respective Commitments.  The failure of any Lender to make any Loan shall neither relieve any other Lender of its obligation to fund its Loan in accordance with the provisions of this Agreement nor increase the obligation of any such other Lender.

(c)      Notwithstanding anything to the contrary herein contained, (x) until the Repayment Event has occurred,
Credit Extensions shall be made by the Lenders pro rata in accordance with their respective Pre-Repayment
Commitment Percentages, (y) if the Repayment Event has occurred on or before February 6, 2004, upon the occurrence of the Repayment Event, Credit Extensions shall be made pro rata in accordance with their respective Commitment
Percentages, and (z) if the Repayment Event has not occurred on or before February 6, 2004, Credit Extensions shall at all times thereafter be made by the Lenders in accordance with their respective Pre-Repayment Commitment
Percentages as set forth on Schedule 1.1 (whether or not the Repayment Event subsequently occurs).   Subject to
the provisions of clause (z), above, promptly following the occurrence of the Repayment Event, the Lenders and the
Borrowers agree that, notwithstanding anything to the contrary in this Agreement, (i) the Borrowers shall, in coordination with the Agent, (A) repay all or a portion of the outstanding Revolving Loans of certain Lenders, and obtain Revolving Loans from certain other Lenders, but in no event in excess of each such Lender's Commitment, and
(B) take such other actions as reasonably may be required by the Agent, in each case to the extent necessary so that all of the Lenders effectively participate in each of the outstanding Revolving Loans pro rata on the basis of their Commitment Percentages, and (ii) the Borrowers shall pay to the Lenders any Breakage Costs (as defined in
Section 2.19, below) in connection with any repayment of any Revolving Loans required pursuant to preceding clause
(i).

SECTION 2.2       Reserves; Changes to Reserves.

(a)      The initial Inventory Reserves as of the date of this Agreement are the following:

(i)      Perishable Inventory:  An amount equal to one hundred percent of the cost of the Subsidiary Borrowers'
                  Perishable Inventory as reflected on their stock ledgers from time to time.

(b)      The initial Availability Reserves as of the date of this Agreement are the following:

(i)      Customer Deposits: An amount equal to one hundred percent of the Subsidiary Borrowers' Customer Deposits outstanding from time to time.

(ii)     Gift Certificates: An amount equal to fifty percent of the Subsidiary Borrowers' gift certificates and gift cards outstanding from time to time.

(iii)    Bank Product Reserve: An amount equal to the aggregate outstanding Bank Product Amount but in no event in excess of $25,000,000.

(iv)     Rent: An amount equal to two months rent for each location of each Subsidiary Borrower in Pennsylvania,
                  Washington, Virginia or any other state in which a landlord has a Lien having priority over the
                  Lien of the Agent, provided that no such Reserve shall be imposed for any location for which a landlord's waiver reasonably satisfactory to the Agent has been obtained.

(c)      The Agent may hereafter establish additional Reserves or change any of the foregoing Reserves, in the exercise of the reasonable judgment of the Agent.

SECTION 2.3       Making of Loans.

(a)      Except as set forth in Sections 2.16 and 2.24, Loans (other than Swingline Loans) by the Lenders shall be either Base Rate Loans or LIBOR Loans as the Lead Borrower on behalf of the Borrowers may request subject to and in accordance with this Section 2.03, provided that all Swingline Loans shall be only Base Rate Loans. All Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Loans of the same
Type. Each Lender may fulfill its Commitment with respect to any Loan by causing any lending office of such Lender to make such Loan; but any such use of a lending office shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of the applicable Note. Each Lender shall, subject to its overall policy considerations, use reasonable efforts (but shall not be obligated) to select a lending office which will not result in the payment of increased costs by the Borrowers pursuant to Section 2.23.  Subject to the other provisions of this Section 2.03 and the provisions of Section 2.24, Borrowings of Loans of more than one Type may be incurred at the same time, but no more than twelve (12) Borrowings of LIBOR Loans may be outstanding at any time.

(b)      The Lead Borrower shall give the Agent three Business Days' prior telephonic notice (thereafter confirmed in writing) of each Borrowing of LIBOR Loans and one Business Day's prior notice of each Borrowing of Base Rate
Loans. Any such notice, to be effective, must be received by the Agent not later than 11:00 a.m., New York City time, on the third Business Day in the case of LIBOR Loans prior to, and on the first Business Day in the case of
Base Rate Loans prior to, the date on which such Borrowing is to be made. Such notice shall be irrevocable and shall specify the amount of the proposed Borrowing (which shall be in an integral multiple of $1,000,000, but not
less than $10,000,000 in the case of LIBOR Loans) and the date thereof (which shall be a Business Day) and shall contain disbursement instructions.  Such notice shall specify whether the Borrowing then being requested is to be a Borrowing of Base Rate Loans or LIBOR Loans and, if LIBOR Loans, the Interest Period with respect thereto. If no election of Interest Period is specified in any such notice for a Borrowing of LIBOR Loans, such notice shall be deemed a request for an Interest Period of one month. If no election is made as to the Type of Loan, such notice shall be deemed a request for a Borrowing of Base Rate Loans. The Agent shall promptly notify each Lender of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing being requested and the
Interest Period or Interest Periods applicable thereto, as appropriate. On the borrowing date specified in such notice, each Lender shall make its share of the Borrowing available at the office of the Agent at 395 North
Service Rd., 3rd Floor, Melville, New York 11747, no later than 12:00 noon, New York City time, in immediately available funds. Unless the Agent shall have received notice from a Lender prior to the proposed date of any
Borrowing that such Lender will not make available to the Agent such Lender's share of such Borrowing, the Agent may assume that such Lender has made such share available on such date in accordance with this Section and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Agent, then the applicable Lender and the Borrowers severally agree to pay to the Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective
Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation or
(ii) in the case of the Borrowers, the interest rate applicable to Base Rate Loans. If such Lender pays such amount to the Agent, then such amount shall constitute such Lender's Loan included in such Borrowing. Upon receipt of the funds made available by the Lenders to fund any Borrowing hereunder, the Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by the Lead Borrower and shall use reasonable efforts to make the funds so received from the Lenders available to the Borrowers no later than 3:00 p.m., New York City time.

(c)      If the Borrowers fail to make any payment when due hereunder or under any other Loan Document, the Agent, without the request of the Lead Borrower, shall make a Base Rate Loan in order to pay interest, fees, or other such payments to which the Agent, any Lender or any of their Affiliates is entitled from any Borrower and shall charge the same to the Loan Account.  The Agent shall advise the Lead Borrower of any such Base Rate Loan promptly after the making thereof.  The making of such Loan shall not constitute a waiver of the Borrowers' obligations under Section 2.18(a) hereof or of the provisions of Section 2.04.

SECTION 2.4       Overadvances. The Agent and the Lenders have no obligation to make any Loan or to provide any
Letter of Credit if an Overadvance would result. The Agent may, in its discretion, make Permitted Overadvances without the consent of the Lenders and each Lender shall be bound thereby. Any Permitted Overadvances may constitute Swingline Loans. The making of any Permitted Overadvance is for the benefit of the Borrowers; such
Permitted Overadvances constitute Revolving Loans and Obligations. The making of any such Permitted

Overadvances on any one occasion shall not obligate the Agent or any Lender to make or permit any Permitted
Overadvances on any other occasion or to permit such Permitted Overadvances to remain outstanding.

SECTION 2.5       Swingline Loans.

(a)      The Swingline Lender is authorized by the Lenders and shall, subject to the provisions of this Section, make Swingline Loans up to $50,000,000 in the aggregate outstanding at any time, consisting only of Base Rate
Loans, upon a notice of Borrowing received by the Agent and the Swingline Lender (which notice, at the Swingline
Lender's discretion, may be submitted prior to 1:00 p.m., New York City time, on the Business Day on which such
Swingline Loan is requested). Swingline Loans shall be subject to periodic settlement with the Lenders under
Section 2.07 below.

(b)      Swingline Loans may be made only in the following circumstances: (A) for administrative convenience, the
Swingline Lender shall, at the Lead Borrower's request, make Swingline Loans in reliance upon the Borrowers'
actual or deemed representations under Section 4.02, that the applicable conditions for borrowing are satisfied or
(B) for Permitted Overadvances.  If the conditions for borrowing under Section 4.02 cannot be fulfilled, the Lead
Borrower shall give immediate notice thereof to the Agent and the Swingline Lender (a "Noncompliance Notice"), and
the Agent shall promptly provide each Lender with a copy of the Noncompliance Notice. If the conditions for borrowing under Section 4.02 cannot be fulfilled, the Required Lenders may direct the Swingline Lender to, and the
Swingline Lender thereupon shall, cease making Swingline Loans (other than Permitted Overadvances) until such conditions can be satisfied or are waived in accordance with Section 9.02. Unless the Required Lenders so direct the Swingline Lender, the Swingline Lender may, but is not obligated to, continue to make Swingline Loans beginning one Business Day after the Non-Compliance Notice is furnished to the Lenders. Notwithstanding the foregoing, no Swingline Loans shall be made pursuant to this subsection (b) if the aggregate outstanding amount of the Credit Extensions (other than, with respect to clause (ii) below, Permitted Overadvances) would exceed the lower of (i)(A) prior to the occurrence of the Repayment Event, $835,000,000, and (B) after the occurrence of the
Repayment Event, $1,000,000,000, or, in each case, any lesser amount to which the Total Commitment has then been reduced by the Lead Borrower pursuant to Sections 2.01 or 2.15, or (ii) the then amount of the Borrowing Base.

SECTION 2.6       Letters of Credit.

(a)      Upon the terms and subject to the conditions herein set forth, the Lead Borrower may request an Issuing
Bank, at any time and from time to time after the date hereof and prior to the Termination Date, to issue, and subject to the terms and conditions contained herein, such Issuing Bank shall issue, for the account of the relevant Borrower one or more Letters of Credit; provided that no Letter of Credit shall be issued if after giving effect to such issuance (i) the aggregate Letter of Credit Outstandings shall exceed $400,000,000, or (ii) the aggregate Credit Extensions would exceed the limitation set forth in Section 2.01(a)(i); and provided, further, that

 no Letter of Credit shall be issued if the applicable Issuing Bank shall have received notice from the Agent or the Required Lenders that the conditions to such issuance have not been met.

(b)      Each Standby Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the
Maturity Date, provided that each Standby Letter of Credit may, upon the request of the Lead Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of
12 months or less (but not beyond the date that is five Business Days prior to the Maturity Date) unless the applicable Issuing Bank notifies the beneficiary thereof at least 30 days prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

(c)      Each Commercial Letter of Credit shall expire at or prior to the close of business on the earlier of
(i) the date 120 days after the date of the issuance of such Commercial Letter of Credit and (ii) the date that is five Business Days prior to the Maturity Date.

(d)      Drafts drawn under any Letter of Credit shall be reimbursed by the Borrowers in dollars on the same
Business Day of any such payment thereof by an Issuing Bank by paying to the Agent an amount equal to such drawing not later than 3:00 p.m., New York City time, on such date, provided that the Lead Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with a Revolving Loan consisting of a Base Rate Loan or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrowers' obligation to make such payment shall be discharged and replaced by the resulting Base
Rate Loan or Swingline Loan. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly notify the Agent and the Lead Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make payment thereunder (which payment shall not be made until two (2) Business Days after such notice from such Issuing Bank to the Lead Borrower), provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the Issuing Banks and the Lenders with respect to any such payment.

(e)      If an Issuing Bank shall make any L/C Disbursement, then, unless the Borrowers shall reimburse such
Issuing Bank in full on the date such payment is made, the unpaid amount thereof shall bear interest, for each day from and including the date such payment is made to but excluding the date that the Borrowers reimburse such
Issuing Bank therefor, at the rate per annum then applicable to Base Rate Loans, provided that, if the Borrowers fail to reimburse such Issuing Bank when due pursuant to paragraph (d) of this Section, then Section 2.10 shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (g) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(f)      Immediately upon the issuance of any Letter of Credit by an Issuing Bank (or the amendment of a Letter of
Credit increasing the amount thereof), and without any further action on the part of such Issuing Bank, such
Issuing Bank shall be deemed to have sold to each Lender, and each such Lender shall be deemed unconditionally and irrevocably to have purchased from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrowers under this Agreement and the other Loan Documents with respect thereto.  Upon any change in the Commitments pursuant to Section 9.05, and after the occurrence of the Repayment
Event (if the Repayment Event occurs on or before February 6, 2004), it is hereby agreed that with respect to all
Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Commitment Percentages of the assigning and assignee Lenders or the Commitment Percentages of the
Lenders, as applicable. Any action taken or omitted by an Issuing Bank under or in connection with a Letter of
Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such
Issuing Bank any resulting liability to any Lender.

(g)      In the event that an Issuing Bank makes any L/C Disbursement and the Borrowers shall not have reimbursed such amount in full to such Issuing Bank pursuant to Section 2.06(d), such Issuing Bank shall promptly notify the
Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Agent for the account of such Issuing Bank the amount of such Lender's Commitment Percentage of such unreimbursed payment in dollars and in same day funds. If an Issuing Bank so notifies the Agent, and the Agent so notifies the Lenders prior to 11:00 a.m., New York City time, on any Business Day, each such Lender shall make available to the applicable Issuing Bank such Lender's Commitment Percentage of the amount of such payment on such
Business Day in same day funds. If and to the extent such Lender shall not have so made its Commitment Percentage of the amount of such payment available to such Issuing Bank, such Lender agrees to pay to such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of such Issuing Bank at the Federal Funds Effective Rate. Each Lender
agrees to fund its Commitment Percentage of such unreimbursed payment notwithstanding a failure to satisfy any applicable lending conditions or the provisions of Sections 2.01 or 2.06, or the occurrence of the Termination
Date. The failure of any Lender to make available to an Issuing Bank its Commitment Percentage of any payment under any Letter of Credit shall neither relieve any Lender of its obligation hereunder to make available to the
Issuing Banks its Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, nor increase the obligation of such other Lender. Whenever any Lender has made payments to an
Issuing Bank in respect of any reimbursement obligation for any Letter of Credit, such Lender shall be entitled to share ratably, based on its Commitment Percentage, in all payments and collections thereafter received on account of such reimbursement obligation.

(h)      Whenever a  Borrower desires that an Issuing Bank issue a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), such Borrower shall give to such Issuing Bank and the Agent at least two Business Days' prior written (including

telegraphic, telex, facsimile or cable communication) notice (or such shorter period as may be agreed upon in writing by such Issuing Bank and such Borrower) specifying the date on which the proposed Letter of Credit is to be issued, amended, renewed or extended (which shall be a Business
Day), the stated amount of the Letter of Credit so requested, the expiration date of such Letter of Credit, the name and address of the beneficiary thereof, and the provisions thereof. If requested by an Issuing Bank, the
Borrowers shall also submit a letter of credit application on such Issuing Bank's standard form in connection with any request for the issuance, amendment, renewal or extension of a Letter of Credit.

(i)      The obligations of the Borrowers to reimburse each Issuing Bank for any L/C Disbursement shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation: (i) any lack of validity or enforceability of any Letter of Credit;
(ii) the existence of any claim, setoff, defense or other right which the Borrowers may have at any time against a beneficiary of any Letter of Credit or against any of the Lenders, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by an Issuing Bank of any
Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers' obligations hereunder; or (vi) the fact that any Event of Default shall have occurred and be continuing. None of the Agent, the Lenders, the Issuing
Banks or any of their Affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder
(irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of an Issuing Bank, provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by an
Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a
Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), each Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(j)      If any Event of Default shall occur and be continuing, on the Business Day that the Borrowers receive notice from the Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Subsidiary Borrowers shall deposit in the Cash Collateral Account an amount in cash equal to 103% of the
Letter of Credit Outstandings as of such date plus any accrued and unpaid interest thereon. Each such deposit shall be held by the Agent as collateral for the payment and performance of the Obligations of the Borrowers under this Agreement. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such Cash Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Agent at the request of the Lead Borrower and at the Borrowers' risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such Cash Collateral Account shall be applied by the Agent to reimburse the Issuing Bank for payments on account of drawings under Letters of Credit for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the Letter of Credit Outstandings at such time or, if the Loans have matured or the maturity of the Loans has been accelerated, be applied to satisfy other Obligations of the Borrowers under this Agreement.

(k)      No Issuing Bank shall have any obligation to cancel or terminate a Letter of Credit, and such Letter of
Credit shall be deemed outstanding for all purposes of this Agreement, unless and until (i) the original of the subject Letter of Credit is returned to the Issuing Bank undrawn; or (ii) the Issuing Bank receives written confirmation from the beneficiary of such Letter of Credit consenting to such cancellation or termination.

SECTION 2.7       Settlements Amongst Lenders.

(a)      The Swingline Lender may (but shall not be obligated to), at any time, on behalf of the Borrowers (which hereby authorize the Swingline Lender to act in their behalf in that regard) request the Agent to cause the
Lenders to make a Revolving Loan (which shall be a Base Rate Loan) in an amount equal to such Lender's Commitment
Percentage of the outstanding amount of Swingline Loans made in accordance with Section 2.05, which request may be made regardless of whether the conditions set forth in Article IV have been satisfied. Upon such request, each
Lender shall make available to the Agent the proceeds of such Revolving Loan for the account of the Swingline
Lender. If the Swingline Lender requires a Revolving Loan to be made by the Lenders and the request therefor is received prior to 2:00 p.m., New York City time, on a Business Day, such transfers shall be made in immediately available funds no later than 5:00 p.m., New York City time, that day; and, if the request therefor is received after 2:00 p.m., New York City time, then no later than 5:00 p.m., New York City time, on the next Business Day.
The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Agent or the Swingline Lender. If and to the extent any Lender shall not have so made its transfer to the Agent, such Lender agrees to pay to the Agent,

forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent at the Federal Funds Effective Rate.

(b)      The amount of each Lender's Commitment Percentage of outstanding Revolving Loans shall be computed weekly
(or more frequently in the Agent's discretion) and shall be adjusted upward or downward based on all Revolving
Loans and repayments of Revolving Loans  received by the Agent as of 3:00 p.m., New York City time, on the first
Business Day following the end of the period specified by the Agent (such date, the "Settlement Date").

(c)      The Agent shall deliver to each of the Lenders promptly after the Settlement Date a summary statement of the amount of outstanding Revolving Loans for the period and the amount of repayments received for the period. As reflected on the summary statement: (x) the Agent shall transfer to each Lender its applicable Commitment
Percentage of repayments, and (y) each Lender shall transfer to the Agent (as provided below), or the Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Revolving Loans made by each  Lender with respect to Revolving Loans shall be equal to such Lender's applicable Commitment Percentage of Revolving Loans outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Agent by the Lenders and is received prior to 2:00 p.m., New York
City time, on a Business Day, such transfers shall be made in immediately available funds no later than 5:00 p.m.,
New York City time, that day; and, if received after 2:00 p.m., New York City time, then no later than 5:00 p.m.,
New York City time, on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Agent. If and to the extent any Lender shall not have so made its transfer to the Agent, such Lender agrees to pay to the Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent at the Federal
Funds Effective Rate.

SECTION 2.8       Notes; Repayment of Loans.

(a)      The Loans made by each Lender (and to the Swingline Lender, with respect to Swingline Loans) shall be evidenced by a Note duly executed by the Borrowers, dated the Effective Date, in substantially the form attached hereto as Exhibit B-1 or B-2, as applicable, payable to the order of each such Lender (or the Swingline Lender, as applicable) in an aggregate principal amount equal to such Lender's Commitment (or, in the case of the Note evidencing the Swingline Loans, $50,000,000).  Any Notes issued by the Borrowers under the Existing Credit
Agreement shall be cancelled and returned to the Borrowers by each Lender upon receipt of its replacement Note hereunder and by each other Person which was a "Lender" under the Existing Credit Agreement.

(b)      The outstanding principal balance of all Swingline Loans shall be repaid on the earlier of the
Termination Date or, on the date otherwise requested by the Swingline Lender in accordance with the provisions of
Section 2.05(a). The outstanding principal balance of all other Obligations shall be payable on the Termination
Date (subject to earlier repayment as provided below). Each Note shall bear interest from the date thereof on the outstanding principal balance

thereof as set forth in this Article II. Each Lender is hereby authorized by the Borrowers to endorse on a schedule attached to each Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender's internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule; provided, however, that the failure of any Lender to make such a notation or any error therein shall not affect the obligation of the Borrowers to repay the Loans made by such Lender in accordance with the terms of this Agreement and the applicable Notes.

SECTION 2.9       Interest on Loans.

(a)      Subject to Section 2.10, each Base Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum that shall be equal to the then Alternate Base
Rate, plus the Applicable Margin for Base Rate Loans.

(b)      Subject to Section 2.10, each LIBOR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBOR Rate for such Interest Period, plus the Applicable Margin for LIBOR Loans.

(c)      Accrued interest on all Loans shall be payable in arrears on each Interest Payment Date applicable thereto, on the Termination Date, after the Termination Date on demand and (with respect to LIBOR Loans) upon any repayment or prepayment thereof (on the amount prepaid).

SECTION 2.10      Default Interest.

         Effective upon the occurrence of any Event of Default and at all times thereafter while such Event of
Default is continuing, at the option of the Agent or upon the direction of the Required Lenders, interest shall accrue on all outstanding Loans (including Swingline Loans) (after as well as before judgment, as and to the extent permitted by law) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the rate (including the Applicable Margin for Loans) in effect from time to time plus
2.00% per annum, and such interest shall be payable on demand.

SECTION 2.11      Certain Fees.

         The Borrowers shall pay to the Agent and to Fleet Retail Group, Inc., as applicable, for their own accounts, the fees set forth in the Fee Letter as and when payment of such fees is due as therein set forth.

SECTION 2.12      Unused Commitment Fee.

         Each Lender shall be paid the Line Fee at the times and in the manner set forth below.   The Borrowers
shall pay to the Agent for the account of the Lenders, a commitment fee (the "Commitment Fee") equal to 0.375%
per annum (on the basis of actual days elapsed in a year of 360 days)

of the average daily balance of the Unused
Commitment for each day commencing on and including the Effective Date and ending on but excluding the Termination
Date. The Commitment Fee so accrued in any calendar quarter shall be payable on the first Business Day of the immediately succeeding calendar quarter, except that all Commitment Fees so accrued as of the Termination Date shall be payable on the Termination Date.  If the Commitment Fee actually paid by the Borrowers is insufficient to pay the Line Fee due the Lenders, the deficiency shall be paid to the Lenders by the Swingline Lender from its own funds (and the Borrowers shall have no liability with respect thereto).  The Agent shall pay the Commitment Fee
(and any amounts payable by the Swingline Lender hereunder) to the Lenders based upon their pro rata share of the aggregate Line Fee due to all Lenders; provided that for purposes of calculating the pro rata share of any Person which is both the Swingline Lender and a Lender, such Person's share shall be equal to the difference between (i)
such Person's Commitment, and (ii) the sum of (A) such Person's Commitment Percentage of the principal amount of
Revolving Loans then outstanding (including the principal amount of Swingline Loans then outstanding), and (B)
such Person's Commitment Percentage of the then Letter of Credit Outstandings.

SECTION 2.13      Letter of Credit Fees.

(a)      The Borrowers shall pay the Agent, for the account of the Lenders, on the last day of each calendar quarter, in arrears, a fee (each, a "Letter of Credit Fee") equal to the following per annum percentages of the average face amount of the following categories of Letters of Credit outstanding during the subject quarter (each computed on the basis of the actual number of days elapsed over a year of 360 days):

(i)      Standby Letters of Credit:  At the then Applicable Margin per annum for LIBOR Loans.

(ii)     Commercial Letters of Credit: At the then Applicable Margin per annum for LIBOR Loans minus three-quarters of one percent (0.75%) per annum.

(iii)    After the occurrence and during the continuance of an Event of Default, at the option of the Agent or upon the direction of the Required Lenders, the Letter of Credit Fee set forth in clauses (i)
                  and (ii) above, shall be increased by an amount equal to two percent (2%) per annum.

(b)      After the occurrence of a Specified Event of Default, at the option of the Agent, the Borrowers shall pay to the Issuing Bank, in addition to all Letter of Credit Fees otherwise provided for hereunder, such fronting fees and other fees and charges in connection with the issuance, negotiation, settlement, amendment and processing of each Letter of Credit issued by the Issuing Bank as are customarily imposed by the Issuing Bank from time to time in connection with letter of credit transactions.

SECTION 2.14      Nature of Fees.

         All fees shall be paid on the dates due, in immediately available funds, to the Agent, for the respective accounts of the Agent, the Issuing Bank, and the Lenders, as provided herein. Once paid, all fees shall be fully earned and shall not be refundable under any circumstances.

SECTION 2.15      Termination or Reduction of Commitments.

         Upon at least two Business Days' prior written notice to the Agent, the Lead Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments, provided that any reduction prior to the Repayment Event shall be in the sum of at least $165,000,000. Any such reduction prior to the occurrence of the Repayment Event shall be made first to the Incremental Commitments of the Lenders and second to the Closing Commitments of the Lenders.  Each such reduction shall be in the principal amount of $10,000,000 or any integral multiple thereof. Each such reduction or termination shall (i) be applied ratably to the Commitments of each Lender and (ii) be irrevocable when given. At the effective time of each such reduction or termination, the Borrowers shall pay to the Agent for application as provided herein (i) all Commitment Fees accrued on the amount of the Commitments so terminated or reduced through the date thereof, and (ii) any amount by which the
Credit Extensions outstanding on such date exceed the amount to which the Commitments are to be reduced effective on such date, in each case pro rata based on the amount prepaid.

SECTION 2.16      Alternate Rate of Interest.

         If prior to the commencement of any Interest Period for a LIBOR Borrowing:

(a)      the Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate for such Interest Period; or

(b)      the Agent is advised by the Required Lenders that the Adjusted LIBOR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Agent shall give notice thereof to the Borrowers and the Lenders by telephone or telecopy as promptly as practicable thereafter (but in any event, within two (2) Business Days) and, until the Agent notifies the
Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Borrowing
Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBOR Borrowing shall be ineffective and (ii) if any Borrowing Request requests a LIBOR Borrowing, such Borrowing shall be made as a Borrowing of Base Rate Loans.

SECTION 2.17      Conversion and Continuation of Loans.

         The Lead Borrower on behalf of the Borrowers shall have the right at any time,

(i)      on three Business Days' prior irrevocable notice to the Agent (which notice, to be effective, must be received by the Agent not later than 11:00 a.m., New York City time, on the third Business Day preceding the date of any conversion), (x) to convert any outstanding Borrowings of  Base Rate Loans (but in no event Swingline Loans) to Borrowings of LIBOR Loans or (y) to continue an outstanding Borrowing of LIBOR
         Loans for an additional Interest Period,

(ii)     on one Business Day's prior irrevocable notice to the Agent (which notice, to be effective, must be received by the Agent not later than 11:00 a.m., New York City time, on the first Business Day preceding the date of any conversion), to convert any outstanding Borrowings of LIBOR Loans to a Borrowing of  Base
         Rate Loans,

                  subject to the following:

(a)      no Borrowing of Loans may be converted into, or continued as, LIBOR Loans at any time when an Event of
Default has occurred and is continuing;

(b)      if less than a full Borrowing of Loans is converted, such conversion shall be made pro rata among the
Lenders, as applicable, in accordance with the respective principal amounts of the Loans comprising such Borrowing held by such Lenders immediately prior to such refinancing;

(c)      the aggregate principal amount of Loans being converted into or continued as LIBOR Loans shall be in an integral of $1,000,000 and at least $10,000,000;

(d)      each Lender shall effect each conversion by applying the proceeds of its new LIBOR Loan or Base Rate
Loan, as the case may be, to its Loan being so converted;

(e)      the Interest Period with respect to a Borrowing of LIBOR Loans effected by a conversion or in respect to the Borrowing of LIBOR Loans being continued as LIBOR Loans shall commence on the date of conversion or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;

(f)      a Borrowing of LIBOR Loans may be converted only on the last day of an Interest Period applicable thereto;

(g)      each request for a conversion or continuation of a Borrowing of LIBOR Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month; and

(h)      no more than twelve (12) Borrowings of LIBOR Loans may be outstanding at any time.

If the Lead Borrower does not give notice to convert any Borrowing of Base Rate Loans, or does not give notice to continue, or does not have the right to continue, any Borrowing as LIBOR Loans, in each case as provided above, such Borrowing shall automatically be converted to, or continued as, as applicable, a Borrowing of Base Rate Loans at the expiration of the then-current Interest Period. The Agent shall, after it receives notice from the Lead
Borrower, promptly give each Lender notice of any conversion, in whole or part, of any Loan made by such Lender.

SECTION 2.18      Mandatory Prepayment; Cash Collateral.

         The outstanding Obligations shall be subject to mandatory prepayment as follows:

(a)      If at any time the amount of the Credit Extensions exceeds the lower of (i) the then amount of the Total
Commitment, and (ii) the then amount of the Borrowing Base, the Borrowers will immediately upon notice from the
Agent (A) prepay the Loans in an amount necessary to eliminate such excess, and (B) if, after giving effect to the prepayment in full of all outstanding Loans such excess has not been eliminated, deposit cash into the Cash
Collateral Account in an amount equal to the difference between (1) 103% of the Letters of Credit Outstanding, and
(2) the lower of (x) the amount of the then Total Commitment, and (y) the then amount of the Borrowing Base.

(b)      To the extent required pursuant to Section 2.21(c), the Revolving Loans shall be repaid daily in accordance with the provisions of said Section 2.21(c).

(c)      Subject to the foregoing, outstanding Base Rate Loans shall be prepaid before outstanding LIBOR Loans are prepaid. Each partial prepayment of LIBOR Loans shall be in an integral multiple of $1,000,000. If any prepayment of LIBOR Loans is made other than on the last day of an Interest Period applicable thereto, the Borrowers shall simultaneously reimburse the Lenders for all "Breakage Costs" (as defined in Section 2.19, below) associated therewith. In order to avoid such Breakage Costs, as long as no Event of Default has occurred and is continuing, at the request of the Lead Borrower, the Agent shall hold all amounts required to be applied to LIBOR Loans in the
Cash Collateral Account and will apply such funds to the applicable LIBOR Loans at the end of the then pending
Interest Period therefor (provided that the foregoing shall in no way limit or restrict the Agent's rights upon the subsequent occurrence of an Event of Default). No partial prepayment of a Borrowing of LIBOR Loans shall result in the aggregate principal amount of the LIBOR Loans remaining outstanding pursuant to such Borrowing being less than $10,000,000 (unless all such outstanding LIBOR Loans are being prepaid in full). Any prepayment of the
Revolving Loans shall not permanently reduce the Commitments.

(d)      All amounts required to be applied to all Loans hereunder (other than Swingline Loans) shall be applied ratably in accordance with each Lender's Commitment Percentage.

(e)      Upon the Termination Date, the Commitments and the credit facility provided hereunder shall be terminated in full and the Borrowers shall pay, in full and in cash, all outstanding Loans and all other outstanding
Obligations.

SECTION 2.19      Optional Prepayment of Loans; Reimbursement of Lenders.

(a)      The Borrowers shall have the right at any time and from time to time to prepay outstanding Loans in whole or in part, (x) with respect to LIBOR Loans, upon at least two Business Days' prior written, telex or facsimile notice to the Agent prior to 11:00 a.m., New York City time, and (y) with respect to Base Rate Loans, on the same
Business Day if written, telex or facsimile notice is received by the Agent prior to 1:00 p.m., New York City time, subject to the following limitations:

(i)      Subject to Section 2.18, all prepayments shall be paid to the Agent for application, first, to the prepayment of outstanding Swingline Loans, and second, to the prepayment of other outstanding
                  Loans ratably in accordance with each Lender's Commitment Percentage.

(ii)     Subject to the foregoing, outstanding Base Rate Loans shall be prepaid before outstanding LIBOR Loans are prepaid. Each partial prepayment of LIBOR Loans shall be in an integral multiple of $1,000,000.
                  If any prepayment of LIBOR Loans is made other than on the last day of an Interest Period applicable thereto, the Borrowers shall simultaneously reimburse the Lenders for all "Breakage
                  Costs" (as defined below) associated therewith. No partial prepayment of a Borrowing of LIBOR
                  Loans shall result in the aggregate principal amount of the LIBOR Loans remaining outstanding pursuant to such Borrowing being less than $10,000,000 (unless all such outstanding LIBOR Loans are being prepaid in full).

(iii)    Each notice of prepayment shall specify the prepayment date, the principal amount and Type of the Loans to be prepaid and, in the case of LIBOR Loans, the Borrowing or Borrowings pursuant to which such Loans were made. Each notice of prepayment shall be irrevocable and shall commit the
                  Borrowers to prepay such Loan by the amount and on the date stated therein. The Agent shall, promptly after receiving notice from the Borrowers hereunder, notify each Lender of the principal amount and Type of the Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

(b)      The Borrowers shall reimburse each Lender on demand for any loss incurred or to be incurred by it in the reemployment of the funds released (i) resulting from any prepayment (for any reason whatsoever, including, without limitation, conversion to Base Rate Loans or acceleration by virtue of, and after, the occurrence of an
Event of Default) of any LIBOR Loan required or permitted under this Agreement, if such Loan is prepaid other than on the last day of the Interest Period for such Loan or (ii) in the event that after the Lead Borrower delivers a notice of borrowing under Section 2.03 in respect of LIBOR Loans, such Loans are not borrowed on the first day of the Interest Period specified in such notice of borrowing for any reason. Such loss shall be the amount as reasonably determined by such Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount so paid or not borrowed at a rate of interest equal to the Adjusted LIBOR Rate  for such Loan, for the period from the date of such payment or failure to borrow to the last day (x) in the case of a payment or refinancing of a LIBOR Loan other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan or (y) in the case of such failure to borrow, of the Interest Period for such LIBOR Loan which would have commenced on the date of such failure to borrow, over (B) the amount of interest which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market (collectively, "Breakage Costs"). Any Lender demanding reimbursement for such loss shall deliver to the Borrowers from time to time one or more certificates setting forth the amount of such loss as determined by such Lender and setting forth in reasonable detail the manner in which such amount was determined, such certificates to be substantially in the form of Exhibit E hereto.

(c)      In the event the Borrowers fail to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.19(a), the Borrowers on demand by any Lender shall pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any actual loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment. Any Lender demanding such payment shall deliver to the Borrowers from time to time one or more certificates setting forth the amount of such loss as determined by such Lender and setting forth in reasonable detail the manner in which such amount was determined, such certificates to be substantially in the form of Exhibit E hereto.

(d)      Whenever any partial prepayment of Loans are to be applied to LIBOR Loans, such LIBOR Loans shall be prepaid in the chronological order of their Interest Payment Dates.

SECTION 2.20      Maintenance of Loan Account; Statements of Account.

(a)      The Agent shall maintain an account on its books in the name of the Borrowers (the "Loan Account") which will reflect (i) all Loans made by the Lenders to the Borrowers or for the Borrowers' account, (ii) all L/C
Disbursements, fees and interest that have become payable as herein set forth, and (iii) any and all other monetary Obligations that have become payable.

(b)      The Loan Account will be credited with all amounts received by the Agent from the Borrowers, including all amounts received in the JPMorgan Concentration Account from the Blocked Account Banks, and the amounts so credited shall be applied as set forth in Section 2.22. After the end of each month, the Agent shall send to the
Borrowers a statement accounting for the charges, loans, advances and other transactions occurring among and between the Agent, the Lenders and the Borrowers during that month. The monthly statements shall, absent manifest error, be an account stated, which is final, conclusive and binding on the Borrowers.

SECTION 2.21      Cash Receipts.

(a)      Annexed hereto as Schedule 2.21(a) is a list of all present DDAs, which Schedule includes, with respect to each depository (i) the name and address of that depository; (ii) the account number(s) maintained with such depository; and (iii) to the extent known, a contact person at such depository.

(b)      Annexed hereto as Schedule 2.21(b) is a list describing all arrangements to which any Borrower is a party with respect to the payment to any Borrower of the proceeds of all credit card charges for sales by any Borrower.

(c)      (i)  Within sixty (60) days after the Effective Date, (A) the Subsidiary Borrowers shall deliver to the
Agent notifications executed on behalf of the Subsidiary Borrowers to each depository institution with which any
DDA is maintained by the Subsidiary Borrowers in form satisfactory to the Agent, of the Agent's interest in such
DDA (each, a "DDA Notification"), and (B) the Subsidiary Borrowers shall either (1) enter into agency agreements with the banks maintaining the deposit accounts identified on Schedule 2.21(c) (collectively, the "Blocked
Accounts"), which agreements (the "Blocked Account Agreements") shall be in form and substance reasonably satisfactory to the Agent, or (2) if the Subsidiary Borrowers are unable to enter into Blocked Account Agreements in form reasonably satisfactory to the Agent with any of the banks identified on Schedule 2.21(c), the Subsidiary
Borrowers shall (I) provide the Agent with evidence, reasonably satisfactory to the Agent, that the Subsidiary
Borrowers have closed the deposit accounts maintained with such banks, (II) establish new deposit accounts (the
"Replacement Deposit Accounts") with a different financial institution (the "Replacement Institution"), (III) enter into a Blocked Account Agreement in form and substance reasonably satisfactory to the Agent with each Replacement
Institution and the Agent with respect to the Replacement Deposit Accounts, and (IV) in connection with the foregoing, provide the Agent with an amended Schedule 2.21(c) reflecting the Replacement Deposit Accounts, and
(ii) on or before the Effective Date, the Borrowers shall (A) deliver to the Agent notifications (the "Credit Card
Notifications") executed on behalf of the Subsidiary Borrowers to each of their major credit card processors instructing such credit card processors to remit proceeds of all credit card charges to a Blocked Account (Account
No. 323-389732) with JPMorgan (the "Lead Borrower Blocked Account"), (B) have entered into a Blocked Account
Agreement with respect to the Lead Borrower Blocked Account in form and substance reasonably satisfactory to the
Agent, and (C) deliver to the Agent notifications (the "DNB Notification") executed on behalf of the Subsidiary
Borrowers to Dillard's National Bank (which processes the Subsidiary Borrowers' private label credit cards)
instructing Dillard's National Bank to remit proceeds of all private label credit card charges to the JPMorgan
Concentration Account.

         The DDA Notifications and Blocked Account Agreements (including, without limitation, the Blocked Account
Agreement with respect to the Lead Borrower Blocked Account) shall require, after the occurrence and during the continuance of an Event of Default or Cash Control Event, the sweep on each Business Day of all available cash receipts and other proceeds from the sale of Inventory, including, without limitation, the proceeds of all credit card charges (all such cash receipts and proceeds, "Cash Receipts"), to a concentration account maintained by the
Agent at JPMorgan (i.e. Account No 801-805236) the "JPMorgan Concentration Account").

(d)      If at any time other than the times set forth above, any cash or cash equivalents owned by the Subsidiary
Borrowers are deposited to any account, or held or invested in any manner, otherwise than in a Blocked Account that is subject to a Blocked Account Agreement as required herein, the Agent shall require the Subsidiary
Borrowers to close such account and have all funds therein transferred to an account maintained by the Agent at
JPMorgan and all future deposits made to a Blocked Account which is subject to a Blocked Account Agreement.

(e)      The Subsidiary Borrowers may close DDAs or Blocked Accounts and/or open new DDAs or Blocked Accounts, subject to the execution and delivery to the Agent of appropriate DDA Notifications or Blocked Account Agreements consistent with the provisions of this Section 2.21. Unless consented to in writing by the Agent, the Borrowers may not enter into any agreements with credit card processors unless contemporaneously therewith, a Credit

Card Notification and/or DNB Notification, as applicable, is executed and delivered to the Agent, provided that in the event that the Borrowers are able to cause their credit card processors to segregate the credit card proceeds of the Subsidiary Borrowers from the credit card proceeds of the Lead Borrower and its other Subsidiaries in a manner reasonably satisfactory to the Agent, the Borrowers may substitute a Credit Card Notification and/or DNB
Notification for those delivered on or before the Effective Date, instructing the credit card processors and/or
Dillard's National Bank, as applicable, to remit proceeds of credit card charges of only the Subsidiary Borrowers to the JPMorgan Concentration Account.

(f)      The JPMorgan Concentration Account is, and shall remain, under the sole dominion and control of the
Agent. Each Borrower acknowledges and agrees that (i) such Borrower has no right of withdrawal from the JPMorgan
Concentration Account, (ii) the funds on deposit in the JPMorgan Concentration Account shall continue to be collateral security for all of the Obligations and (iii) the funds on deposit in the JPMorgan Concentration
Account shall be applied as provided in Section 2.22.

(g)       So long as (i) no Event of Default has occurred and is continuing, and (ii) no Cash Control Event has occurred and is continuing, daily, the Borrowers may direct, and shall have sole control over, the manner of disposition of its funds in the DDA Accounts and Blocked Accounts. After the occurrence and during the continuation of an Event of Default or Cash Control Event, the Subsidiary Borrowers shall cause the ACH or wire transfer to a Blocked Account or to the JPMorgan Concentration Account, no less frequently than daily (and whether or not there is then an outstanding balance in the Loan Account, unless the Commitments have been terminated hereunder and the Obligations have indefeasibly been paid in full) of the then contents of each DDA, each such transfer to be net of any minimum balance, not to exceed $10,000, as may be required to be maintained in the subject DDA by the bank at which such DDA is maintained, and, in connection with each such transfer, the
Subsidiary Borrowers shall also provide the Agent with an accounting of the contents of each DDA which shall identify, to the satisfaction of the Agent, the Other Store Proceeds.  Upon the receipt of (x) the contents of each such DDA, and (y) such accounting, the Agent agrees to promptly remit to the Borrowers the Other Store
Proceeds received by the Agent for such day.

         Further, whether or not any Obligations are then outstanding, after the occurrence and during the continuation of an Event of Default or Cash Control Event, the Subsidiary Borrowers shall cause the ACH or wire transfer to the JPMorgan Concentration Account, no less frequently than daily, of (A) the then entire ledger balance of each Blocked Account (including, without limitation, the Lead Borrower Blocked Account), net of such minimum balance, not to exceed $10,000, as may be required to be maintained in the subject Blocked Account by the bank at which such Blocked Account is maintained and (B) all proceeds of all private label credit card charges payable by Dillard's National Bank to or for the account of the Subsidiary Borrowers.  In addition to the foregoing, unless and until the Borrowers have established procedures with their credit card processors (other than Dillard's National Bank) to deposit the NonBorrower Credit Card Proceeds to an account, other than the Lead
Borrower Blocked Account, which is not subject to the Lien of the Agent,  the Borrowers shall, in connection with the transfer of the ledger balance of the Lead Borrower Blocked Account, net of the permitted balance, provide the
Agent with an accounting of the contents of the Lead Borrower Blocked Account, which shall identify, to the satisfaction of the Agent, the NonBorrower Credit Card Proceeds.  Upon the receipt of (x) the contents of the Lead Borrower Blocked Account, and (y) such accounting, the Agent agrees to promptly remit to the Borrowers the NonBorrower Credit Card Proceeds received by the Agent for such day.

                  In the event that, notwithstanding the provisions of this Section 2.21, after the occurrence of an Event of Default or Cash Control Event, the Borrowers receive or otherwise have dominion and control of any such proceeds or collections, such proceeds and collections shall be held in trust by the Borrowers for the Agent and shall not be commingled with any of the Borrowers' other funds or deposited in any account of any Borrower other than as instructed by the Agent.

         Effective upon notice to the Lead Borrower from the Agent, after the occurrence and during the continuation of an Event of Default (including, without limitation, the failure of the Borrowers to comply with the provisions of this Section 2.21(g)) (which notice may be given by telephone if promptly confirmed in writing),
(i) the Agent may, at any time thereafter, deliver the DDA Notifications, the Credit Card Notifications and the
DNB Notifications to the addressees thereof, and (ii) the DDA Accounts, Blocked Accounts and the JPMorgan
Concentration Account will, without any further action on the part of any Borrower or the Agent convert into a closed  account under the exclusive dominion and control of the Agent in which funds are held subject to the rights of the Agent hereunder.  In such event, all amounts in the JPMorgan Concentration Account (other than
NonBorrower Credit Card Proceeds and Other Store Proceeds) from time to time may be applied to the Obligations in such order and manner as provided in Section 2.22 hereof.

SECTION 2.22      Application of Payments.

(a)      Subject to the provisions of Section 2.21, prior to the occurrence of an Event of Default and acceleration of the Obligations, all amounts received in the JPMorgan Concentration Account from any source, including the Blocked Account Banks, shall be applied, on the day of receipt, in the following order: first, to pay interest due and payable on Credit Extensions and to pay fees and expense reimbursements and indemnification then due and payable to the Agent, J.P.Morgan Securities, Inc, Fleet Securities, Inc., the Issuing Banks, and the
Lenders; second to repay outstanding Swingline Loans; third, pro rata, to repay other outstanding Loans, all outstanding reimbursement obligations under Letters of Credit and outstanding obligations with respect to Bank
Products in an amount not to exceed $25,000,000; provided that outstanding Base Rate Loans shall be repaid before outstanding LIBOR Loans are repaid; and further provided that payments to repay outstanding LIBOR Loans (i) shall be accompanied by the payment of all Breakage Costs due in respect of such repayment pursuant to Section 2.19(b)
or, (ii) at the Lead Borrower's option, shall rather fund a cash collateral deposit to the Cash Collateral Account sufficient to pay, and with direction to pay, all such outstanding LIBOR Loans on the last day of the then-pending
Interest Period therefor; fourth, to pay all other Obligations that are then outstanding and then due and payable
(it being understood that undrawn Letters of Credit shall not be required to be cash collateralized if no Event of
Default has occurred and is continuing).  If all amounts set forth in clauses first through and including fourth above are paid, any excess amounts shall be deposited in a separate cash collateral account, and shall promptly be released to the Borrowers upon the request of the Lead Borrower. Any other amounts received by the Agent, the Issuing Bank, or any Lender as contemplated by Section 2.21 shall also be applied in the order set forth above in this Section 2.22.

(b)      After the occurrence of an Event of Default and acceleration of the Obligations, all amounts received on account of the Obligations shall be applied in the manner set forth in Section 6.02 of the Security Agreement.

(c)      For purposes of calculating interest on the Loans, all credits against the Obligations shall be effective on the Business Day following the day of receipt thereof (other than amounts received which constitute immediately available funds shall be credited on the Business Day of receipt). All credits against the Obligations shall otherwise be effective on the day of receipt thereof, and shall be conditioned upon final payment to the Agent of the items giving rise to such credits. If any item deposited to the JPMorgan Concentration Account and credited to the Loan Account is dishonored or returned unpaid for any reason, whether or not such return is rightful or timely, the Agent shall have the right to reverse such credit and charge the amount of such item to the Loan
Account and the Borrowers shall indemnify the Agent, the Issuing Bank and the Lenders against all claims and losses resulting from such dishonor or return.  Without limiting the foregoing, the Agent may delay application of the items deposited in the JPMorgan Concentration Account to the Obligations until the Agent has received a reconciliation of NonBorrower Credit Card Proceeds which may have been forwarded to the JPMorgan Concentration
Account.

SECTION 2.23      Increased Costs.

                  (a)      If any Change in Law shall:

(i)      impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any holding company of any
         Lender (except any such reserve requirement reflected in the Adjusted LIBOR Rate) or any Issuing Bank; or

(ii)     impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or LIBOR Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any
LIBOR Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or an
Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise)
other than Taxes, which shall be governed by Section 2.26 hereof , then the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such
Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

                  (b)      If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such

Issuing Bank's capital or on the capital of such Lender's or such Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Bank's policies and the policies of such Lender's or such Issuing
Bank's holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such
Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company for any such reduction suffered.

                  (c)      A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and setting forth in reasonable detail the manner in which such amount or amounts were determined shall be delivered to the Lead Borrower and shall be conclusive absent manifest error. The
Borrowers shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

                  (d)      Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section within six (6) months of the effective date of the relevant Change in Law shall constitute a waiver of such Lender's or such Issuing Bank's right to demand such compensation.

SECTION 2.24      Change in Legality.

                  (a)      Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (x)
any Change in Law shall make it unlawful for a Lender to make or maintain a LIBOR Loan or to give effect to its obligations as contemplated hereby with respect to a LIBOR Loan or (y) at any time any Lender determines that the making or continuance of any of its LIBOR Loans has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Lender in the
London interbank market, then, by written notice to the Lead Borrower, such Lender may (i) declare that LIBOR
Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrowers for a LIBOR
Borrowing shall, as to such Lender only, be deemed a request for a Base Rate Loan unless such declaration shall be subsequently withdrawn; and (ii) require that all outstanding LIBOR Loans made by it be converted to Base Rate
Loans, in which event all such LIBOR Loans shall be automatically converted to Base Rate Loans as of the effective date of such notice as provided in paragraph (b) below. In the event any Lender shall exercise its rights under clause (i) or (ii) of this paragraph (a), all payments and prepayments of principal which would otherwise have been applied to repay the LIBOR Loans that would have been made by such Lender or the converted LIBOR Loans of such Lender shall instead be applied to repay the Base Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such LIBOR Loans.

                  (b)      For purposes of this Section 2.24, a notice to the Borrowers by any Lender pursuant to paragraph (a) above shall be effective, if lawful, and if any LIBOR Loans shall then be outstanding, on the last day of the then-current Interest Period; and otherwise such notice shall be effective on the date of receipt by the Borrowers.

SECTION 2.25      Payments; Sharing of Setoff.

                  (a)      The Borrowers shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of drawings under Letters of Credit, or of amounts payable under Sections 2.19(b), 2.23 or 2.26, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Agent, be deemed to have been received on the next succeeding
Business Day for purposes of calculating interest thereon. All such payments shall be made to the Agent at its offices at 395 North Service Rd., 3rd Floor, Melville, New York 11747, except payments to be made directly to an
Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections
2.19(b), 2.23, 2.26 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other
Loan Documents shall be made to the Persons specified therein. The Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document (other than payments with respect to LIBOR Borrowings) shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business
Day, and, if any payment due with respect to LIBOR Borrowings shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, unless that succeeding Business Day is in the next calendar month, in which event, the date of such payment shall be on the last Business Day of subject calendar month, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

                  (b)      If at any time insufficient funds are received by and available to the Agent to pay fully all amounts of principal, unreimbursed drawings under Letters of Credit, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed drawings under Letters of Credit then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed drawings under Letters of Credit then due to such parties.

                  (c)      If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in drawings under
Letters of Credit or Swingline Loans resulting in such Lender's receiving payment of a greater proportion of the aggregate amount of its Loans and participations in drawings under Letters of Credit and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in drawings under Letters of Credit and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in drawings under Letters of Credit and Swingline
Loans,provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its
Loans or participations in drawings under Letters of Credit to any assignee or participant, other than to the Borrowers or any Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrowers consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

                  (d)      Unless the Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Agent for the account of the Lenders or an Issuing Bank hereunder that the
Borrowers will not make such payment, the Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable
Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the
Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

                  (e)      If any Lender shall fail to make any payment required to be made by it pursuant to this
Agreement, then the Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Agent for the account of such Lender to satisfy such Lender's obligations under this Agreement until all such unsatisfied obligations are fully paid.

SECTION 2.26      Taxes.

                  (a)      Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or
Other Taxes, provided that if the Borrowers shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent, Lenders or
Issuing Banks (as the case may be) each receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b)      In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental
Authority in accordance with applicable law.

                  (c)      The Borrowers shall indemnify the Agent, each Lender and each Issuing Bank, within 10
Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the

Borrowers hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender or an Issuing Bank, or by the
Agent on its own behalf or on behalf of a Lender or an Issuing Bank setting forth in reasonable detail the manner in which such amount was determined, shall be conclusive absent manifest error.

                  (d)      As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the
Borrowers to a Governmental Authority, the Borrowers shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

                  (e)      Any Foreign Lender that is entitled to an exemption from or reduction in withholding tax shall deliver to the Borrowers and the Agent two copies of either United States Internal Revenue Service Form
W-8BEN or Form W-8ECI, or, in the case of a Foreign Lender's claiming exemption from or reduction in U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a
Form W-8BEN, or any subsequent versions thereof or successors thereto (and, if such Foreign Lender delivers a Form
W-8BEN, a certificate representing that such Foreign Lender is not a bank for purposes of Section 881(c) of the
Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrowers
and is not a controlled foreign corporation related to the Borrowers (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Foreign Lender claiming complete exemption from or reduced rate of, U.S. Federal withholding tax on payments by the Borrowers under this Agreement and the other Loan
Documents. Such forms shall be delivered by each Foreign Lender on or before the date it becomes a party to this
Agreement (or, in the case of a transferee that is a participation holder, on or before the date such participation holder becomes a transferee hereunder) and on or before the date, if any, such Foreign Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Foreign Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender. Notwithstanding any other provision of this Section 2.26(e), a
Foreign Lender shall not be required to deliver any form pursuant to this 2.26(e) that such Foreign Lender is not legally able to deliver.

                  (f)      The Borrowers shall not be required to indemnify any Foreign Lender or to pay any additional amounts to any Foreign Lender in respect of U.S. Federal withholding tax pursuant to paragraph (a) or
(c) above to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Foreign Lender to comply with the provisions of paragraph (e) above. Should a Lender become subject to
Taxes because of its failure to deliver a form required hereunder, the Borrowers shall, at such Lender's expense, take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

SECTION 2.27      Security Interests in Collateral.

         To secure their Obligations under this Agreement and the other Loan Documents, the Borrowers shall grant to the Agent, for its benefit and the ratable benefit of the other Secured

Parties, a first-priority security interest in all of the Collateral pursuant hereto and to the Security Documents.

SECTION 2.28      Mitigation Obligations; Replacement of Lenders.

                  (a)      If any Lender requests compensation under Section 2.23, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.26, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment
(i) would eliminate or reduce amounts payable pursuant to Section 2.23 or 2.26, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment; provided, however, that the Borrowers shall not be liable for such costs and expenses of a Lender requesting compensation if (i) such Lender becomes a party to this Agreement on a date after the Effective Date and (ii) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto.

                  (b)      If any Lender requests compensation under Section 2.23, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.26, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) except in the case of an assignment to another Lender, the Borrowers shall have received the prior written consent of the Agent, the
Issuing Banks and Swingline Lender, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in unreimbursed drawings under Letters of Credit and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.23 or payments required to be made pursuant to Section 2.26, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

                                                    ARTICLE III

                                          Representations and Warranties

         Each Borrower, for itself and on behalf of such Borrower's Subsidiaries represents and warrants to the
Agent and the Lenders that:

SECTION 3.1      Organization; Powers. Each Borrower is, and each of its Subsidiaries is, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and each such Person has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.2    Authorization; Enforceability. The transactions contemplated hereby and by the other Loan
Documents to be entered into by each Borrower are within such Borrower's corporate or partnership powers and have been duly authorized by all necessary corporate or partnership, and, if required, stockholder action. This
Agreement has been duly executed and delivered by each Borrower that is a party hereto and constitutes, and each other Loan Document to which any Borrower is a party, when executed and delivered by such Borrower will constitute, a legal, valid and binding obligation of such Borrower (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.3     Governmental Approvals; No Conflicts. The transactions to be entered into contemplated by the
Loan Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) for such as have been obtained or made and are in full force and effect,
(ii) for those which could not be reasonably be expected to have a Material Adverse Effect, and (iii) for  filings and recordings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Borrower or any order of any
Governmental Authority, except for such violation which could not reasonably be expected to have a Material
Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Borrower or any of its Subsidiaries or their respective assets, except for such violation or default (other than under the Bonds as to which no violation or default may exist) which could not reasonably be expected to have a Material Adverse Effect, or give rise to a right thereunder to require any payment to be made by any Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Borrower or any of its Subsidiaries, except Liens created under the Loan Documents or otherwise permitted hereby or thereby.

SECTION 3.4      Financial Condition.  The Lead Borrower has heretofore furnished to the Lenders (a) the consolidated balance sheet, and statements of income, stockholders' equity, and cash flows for the Lead Borrower and its Subsidiaries as of and for the fiscal year ending February 2, 2003, and (b) the balance sheet for each
Subsidiary Borrower, individually, as of and for the fiscal year ending February 2, 2003, certified by a Financial
Officer of the Lead Borrower. Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Lead Borrower and its Subsidiaries and the financial condition of such Subsidiary Borrowers, in each case, as of such dates and for such periods in accordance with
GAAP. Since the date of such financial statements, there have been no changes in the assets, liabilities,financial condition, or business of the Borrowers other than changes in the ordinary course of business, the effect of which has not been materially adverse.

SECTION 3.5       Properties. (a)   Each Borrower, and each of its Subsidiaries, has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for defects which could not reasonably be expected to have a Material Adverse Effect.

                  (b)      Each Borrower, and each of its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by such Person does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (c)      Schedule 3.05(c)(i) sets forth the address (including county) of all Real Estate that is owned by the Subsidiary Borrowers and each of their respective Subsidiaries as of the Effective Date, together with a list of the holders of any mortgage or other Lien thereon. Schedule 3.05(c)(ii) sets forth the address
(including county) of all Real Estate that is leased by the Subsidiary Borrowers and each of their respective
Subsidiaries as of the Effective Date, together with a list of the landlord and the holders of any mortgage or other Lien thereon.

SECTION 3.6    Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Borrower or any of its
Subsidiaries, threatened against or affecting any such Person (i)  as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than those set forth on Schedule 3.06) or (ii) that involve any of the Loan Documents.

                  (b)      Except for the matters set forth on Schedule 3.06, and except as could not reasonably be expected to have a Material Adverse Effect, no Borrower and no Subsidiary of any Borrower (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental
Liability.

                  (c)      Since the date of this Agreement, there has been no change in the status of the matters set forth on Schedule 3.06 that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

SECTION 3.7      Compliance with Laws and Agreements. Each Borrower, and each of its Subsidiaries, is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures (including, without limitation, the Bonds), material agreements (including, without limitation, any agreements relating to the securitization of the Lead Borrower's private label credit cards and any agreements relating to Material Indebtedness) and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse
Effect. No Default or Event of Default has occurred and is continuing.

SECTION 3.8      Investment and Holding Company Status. Neither the Lead Borrower nor any of its Subsidiaries is
(a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or
(b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of
1935.

SECTION 3.9      Taxes. Each Borrower, and each of its Subsidiaries, has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings, for which such Person has set aside on its books adequate reserves, and as to which no Lien has arisen, or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10      ERISA. None of the Borrowers is party to a Plan.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of
Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $500,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of
Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans.

SECTION 3.11     Disclosure. The Borrowers have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any Borrower or any of its  Subsidiaries, is subject, and all other matters known to any of them, that, individually or in the aggregate, in each case, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Borrower or any of its Subsidiaries to the Agent or any Lender in
connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder
(as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SECTION 3.12      Subsidiaries. Schedule 3.12 sets forth the name of, and the ownership interest of each Borrower in each Subsidiary as of the Effective Date. Except as set forth on Schedule 3.12, the Subsidiary Borrowers are not and each of their respective Subsidiaries is  not party to any joint venture, general or limited partnership, or limited liability company, agreements or any other business ventures or entities.

SECTION 3.13     Insurance. Schedule 3.13 sets forth a description of all insurance which covers the Collateral maintained by or on behalf of the Borrowers and their respective Subsidiaries as of the Effective Date. As of the
Effective Date, all premiums in respect of such insurance that are due and payable have been paid.

SECTION 3.14      Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against any
Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrowers, threatened.  The hours worked by and payments made to employees of the Borrowers and their respective Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters to the extent that any such violation could reasonably be expected to have a Material Adverse Effect. All payments due from any Borrower or any of its Subsidiaries, or for which any claim may be made against any such
Person, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such member.  The consummation of the transactions contemplated by the Loan
Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Borrower or any of its Subsidiaries is bound.

SECTION 3.15      Security Documents. The Security Documents create in favor of the Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral, and the Security
Documents constitute, or will upon the filing of financing statements and the obtaining of "control", in each case with respect to the relevant Collateral as required under the applicable Uniform Commercial Code, the creation of a fully perfected first priority Lien on, and security interest in, all right, title and interest of the
Subsidiary Borrowers thereunder in such Collateral, in each case prior and superior in right to any other Person, except as permitted hereunder or under any other Loan Document.

SECTION 3.16      Federal Reserve Regulations. (a)  Neither the Borrowers nor any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

                  (b)      No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to buy or carry Margin Stock or to extend credit to others for the purpose of buying or carrying Margin Stock or to refund indebtedness originally incurred for such purpose or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or X.

SECTION 3.17      Solvency. Each of the Borrowers is Solvent. No transfer of property is being made by any
Borrower and no obligation is being incurred by any Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Borrower.

                                                    ARTICLE IV

                                                     Conditions

SECTION 4.1       Effective Date.   The obligation of the Lenders to make any Loans and of any Issuing Bank to issue any Letters of Credit is subject to the following conditions precedent:

(a)      The Agent (or its counsel) shall have received from each party hereto other than the Lenders either (i) a counterpart of this Agreement and all other Loan Documents signed on behalf of such party or (ii) written evidence satisfactory to the Agent (which may include telecopy transmission of a signed signature page of this Agreement)
that such party has signed a counterpart of this Agreement and all other Loan Documents.

(b)      The Agent shall have received a favorable written opinion (addressed to the Agent and the Lenders on the
Effective Date and dated the Effective Date) of Simpson Thacher & Bartlett LLP, counsel for the Borrowers substantially in the form of Exhibit C, and such other opinions of counsel as the Agent may reasonably request, and covering such matters relating to the Borrowers, the Loan Documents or the transactions contemplated thereby as the Required Lenders shall reasonably request and as customary for transactions of this type. The Borrowers hereby request such counsel to deliver such opinion.

(c)      The Agent shall have received such documents and certificates as the Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Borrower, the authorization of the transactions contemplated by the Loan Documents and any other legal matters relating to the Borrowers, the Loan
Documents or the transactions contemplated thereby, all in form and substance reasonably satisfactory to the Agent and their counsel.

(d)      The Agent shall have received a Borrowing Base Certificate dated the Effective Date, relating to the month ended on November 29, 2003.

(e)      The Agent shall have received a certificate, reasonably satisfactory in form and substance to the Agent, with respect to the solvency of (i) the Lead Borrower and its Subsidiaries on a consolidated basis, and (ii) each other Borrower, individually, as of the Effective Date.

(f)      All necessary consents and approvals to the transactions contemplated hereby shall have been obtained and shall be reasonably satisfactory to the Agent.

(g)      The Agent shall have received (i) appraisals of the Collateral consisting of Inventory by a third party appraiser reasonably acceptable to the Agent; and (ii) a commercial finance examination of the Borrowers' books and records reasonably acceptable to the Agent.

(h)      Intentionally Omitted.

(i)      The Agent shall be reasonably satisfied that there has been no material adverse change in the assets, business, financial condition, or income of the Lead Borrower and its Subsidiaries since the date of the most recent financial information delivered to the Agent.

(j)      The Agent shall have received and be reasonably satisfied with (A) the audited financial statements of the Lead Borrower and its Subsidiaries for the fiscal year ended February 2, 2003; (B) the unaudited financial statements of the Lead Borrower and its Subsidiaries for the two fiscal quarters ended August 2, 2003; and (C)
annual detailed financial projections and business assumptions for the Lead Borrower and its Subsidiaries for their 2004 through and including 2006 fiscal years.

(k)      There shall not be pending any litigation or other proceeding, the result of which could reasonably be expected to have a Material Adverse Effect.

(l)      No event shall exist which is, or solely with the passage of time, the giving of notice or both, would be a default under any material agreement of any Borrower, including, without limitation, under the Bonds or under any agreement relating to Material Indebtedness.

(m)      The Agent shall have received results of searches or other evidence reasonably satisfactory to the Agent
(in each case dated as of a date reasonably satisfactory to the Agent) indicating the absence of Liens on the
Borrowers' Inventory and proceeds thereof, including without limitation, receivables from credit card processors, except for Liens for which termination statements and releases reasonably satisfactory to the Agent are being tendered concurrently with such extension of credit.

(n)      Other than as set forth in Section 2.21(c), the Agent shall have received all documents and instruments, including Uniform Commercial Code financing statements and a Blocked Account Agreement for the Lead Borrower
Blocked Account, required by law or reasonably requested by the Agent to be filed, registered or recorded to create or perfect the first priority Liens intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Agent.

(o)      All fees due on the Effective Date and all reasonable costs and expenses incurred by the Agent in connection with the establishment of the credit facility contemplated hereby (including the reasonable fees and expenses of counsel to the Agent) shall have been paid in full.

(p)      The consummation of the transactions contemplated hereby shall not (a) violate any applicable law, statute, rule or regulation, or (b) conflict with, or result in a default or event of default under, any material agreement of any Borrower, including, without limitation, under the Bonds or any agreement relating to Material
Indebtedness (and the Agent and the Lenders shall receive a satisfactory opinion of Borrowers' counsel to that effect).

(q)      No material changes in governmental regulations or policies affecting the Borrowers, the Agent, the Joint
Lead Arrangers or any Lender involved in this transaction shall have occurred prior to the Effective Date which could, individually or in the aggregate,  materially adversely effect the transaction contemplated by this
Agreement.

(r)      The Agent shall have received a certificate of the Lead Borrower stating that the representations and warranties made by the  Borrowers to the Agent and the Lenders in the Loan

Documents are true and complete as of the date of such Certificate, and that no event has occurred which is or which, solely with the giving of notice or passage of time (or both) would be an Event of Default.

(s)      There shall be no Default or Event of Default on the Effective Date.

(t)      There shall have been delivered to the Agent such additional instruments and documents as the Agent or counsel to the Agent reasonably may require or request.

The Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on January 15, 2004,
(and, in the event such conditions are not so satisfied or waived, this Agreement shall terminate at such time).

SECTION 4.2       Conditions Precedent to Each Loan and Each Letter of Credit.

         In addition to those conditions described in Section 4.01, the obligation of the Lenders to make each
Revolving Loan and of the Issuing Banks to issue each Letter of Credit, is subject to the following conditions precedent:

(a)      Notice. The Agent shall have received a notice with respect to such Borrowing or issuance, as the case may be, as required by Article II.

(b)      Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date, other than representations and warranties that relate solely to an earlier date.

(c)      No Default. On the date of each Borrowing hereunder and the issuance of each Letter of Credit, the
Borrowers shall be in compliance with all of the terms and provisions set forth herein and in the other Loan
Documents to be observed or performed and no Default or Event of Default shall have occurred and be continuing.

(d)      Borrowing Base Certificate. The Agent shall have received the  most recently required Borrowing Base
Certificate, with each such Borrowing Base Certificate including schedules as required by the Agent.

The request by the Borrowers for, and the acceptance by the Borrowers of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrowers that the conditions specified in this Section 4.02 have been satisfied at that time and that after giving effect to such extension of credit the aggregate of all
Credit Extensions shall not exceed the amounts set forth in Section 2.01(a) hereof.  The conditions set forth in this Section 4.02 are for

 the sole benefit of the Agent and each Lender and may be waived by the Agent in whole or in part without prejudice to the Agent or any Lender.

                                                    ARTICLE V

                                              Affirmative Covenants

         Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all L/C Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Agent and the
Lenders that:

SECTION 5.1       Financial Statements and Other Information. The Borrowers will furnish to the Agent:

(a)      within ninety (90) days after the end of each fiscal year of the Lead Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all audited and reported on by independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without a qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Lead Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)      (i) within forty-five (45) days after the end of each fiscal quarter of the Lead Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows, as of the end of and for such fiscal quarter and the elapsed portion of the fiscal year, all certified by one of its
Financial Officers as presenting in all material respects the financial condition and results of operations of the
Lead Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year end audit adjustments and the absence of footnotes, and

                  (ii) simultaneous with the filing of each Subsidiary Borrower's federal income tax return, but in no event, no later than 270 days from the fiscal year end of the Subsidiary Borrowers, the annual balance sheet of each Subsidiary Borrower;

(c)      concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a
Financial Officer of the Lead Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and
(ii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Lead
Borrower's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d)      within forty-five (45) days after the commencement of each fiscal year of the Lead Borrower, a detailed consolidated budget by quarter for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year) and, promptly when available, any significant revisions of such budget;

(e)      within five (5) days after the end of each month, a certificate in the form of Exhibit D (a "Borrowing
Base Certificate") showing the Borrowing Base as of the close of business on the last day of the immediately preceding month, each such Certificate to be certified as complete and correct on behalf of the Borrowers by a
Financial Officer of the Lead Borrower, provided, however, if and so long as Excess Availability is less than
$150,000,000, such Borrowing Base Certificate (showing the Borrowing Base as of the close of business on the last day of the immediately preceding week) shall be furnished weekly on Wednesday of each week;

(f)      promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Lead Borrower with the Securities and Exchange Commission, or any
Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be;

(g)      promptly upon receipt thereof, copies of all reports submitted to the Lead Borrower by independent certified public accountants in connection with each annual, interim or special audit of the books of the Lead
Borrower and its Subsidiaries made by such accountants, including any management letter commenting on the
Borrowers' internal controls submitted by such accountants to management in connection with their annual audit; and

(h)      promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Borrower, or compliance with the terms of any Loan Document, as the Agent or any Lender may reasonably request.

SECTION 5.2       Notices of Material Events. The Borrowers will furnish to the Agent, each Issuing Bank, and each
Lender prompt written notice of the following:

(a)      the occurrence of any Default or Event of Default;

(b)      the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental
Authority against or affecting any Borrower or any Subsidiary or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)      the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(d)      any other development that results in, or could reasonably be expected to result in, a Material Adverse
Effect;

(e)      the discharge by any Borrower of their present independent accountants or any withdrawal or resignation by such independent accountants; and

(f)      any material adverse change in the business, operations, or financial affairs of any Borrower or any of their respective Subsidiaries taken as a whole.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Lead Borrower setting forth the details of the event or development requiring such notice and, if applicable, any action taken or proposed to be taken with respect thereto.

SECTION 5.3       Information Regarding Collateral. (a)  The Lead Borrower will furnish to the Agent prompt written notice of any change (i) in any Borrower's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Borrower's chief executive office, its principal place of business, any office in which it maintains books or records relating to
Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Borrower's identity or corporate structure or
(iv) in any Borrower's jurisdiction of organization, Federal Taxpayer Identification Number or state organizational number. The Lead Borrower also agrees promptly to notify the Agent if any material portion of the Collateral is damaged or destroyed.

                  (b)      Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of Section 5.01, the Lead Borrower shall deliver to the Agent a certificate of a Financial Officer of the Lead Borrower setting forth the information required pursuant to
Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the
Original Closing Date or the date of the most recent Perfection Certificate delivered pursuant to this Section.

SECTION 5.4       Existence; Conduct of Business. Each Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to comply with its respective charter, certificate of incorporation, articles of organization, and/or other organizational documents, as applicable; and by-laws and/or other instruments which deal with corporate governance, and to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business.

SECTION 5.5       Payment of Obligations. Each Borrower will, and will cause each of its Subsidiaries to, pay its
Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation, (d)
no Lien secures such obligation and (e) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect. Nothing contained herein shall be deemed to limit the rights of the Agent under Section 2.02(b).

SECTION 5.6       Maintenance of Properties. Each Borrower will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted and with the exception of asset dispositions permitted hereunder.

SECTION 5.7       Insurance. (a)  Each Borrower will, and will cause each of its Subsidiaries to,  (i) maintain insurance with financially sound and reputable insurers reasonably acceptable to the Agent (or, to the extent consistent with prudent business practice, a program of self-insurance approved by the Agent, such approval not to be unreasonably withheld) on such of its property and in at least such amounts and against at least such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death occurring upon, in or about or in connection with the use of any properties owned, occupied or controlled by it (including the insurance required pursuant to the Security Documents); (ii) maintain such other insurance as may be required by law; and
(iii) furnish to the Agent, upon written request, full information as to the insurance carried.

                  (b)      Fire and extended coverage policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include (i) a provision to the effect that none of the Borrowers, the Agent, or any other party shall be a coinsurer, (ii) naming the Agent as loss payee and additional insured, and (iii) such other provisions as the Agent may reasonably require from time to time to protect the interests of the Lenders.
Each such policy referred to in this paragraph also shall provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than 30 days' prior written notice thereof by the insurer to the Agent (giving the Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than 60 days' prior written notice thereof by the insurer to the Agent. The
Borrowers shall deliver to the Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Agent) together with evidence satisfactory to the Agent of payment of the premium therefor.  The
Agent may retain and apply insurance proceeds which are paid to reimburse the Borrowers for any loss to the
Collateral in accordance with this Agreement, but only after a Cash Control Event or an Event of Default has occurred and is continuing; all other insurance proceeds and all insurance proceeds received when no Cash Control
Event or Event of Default has occurred and is continuing may be retained by the Borrowers and the Agent shall endorse any instruments on which it is named as payee to the applicable Borrower.

SECTION 5.8       Casualty and Condemnation. Each Borrower will furnish to the Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

SECTION 5.9       Books and Records; Inspection and Audit Rights; Appraisals. (a)  Each Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in

relation to its business and activities. Each Borrower will permit any representatives designated by any Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

                  (b)      Each Borrower will, and will cause each of the Subsidiaries to, from time to time upon the reasonable request of the Agent or the Required Lenders through the Agent, permit any Agent or professionals
(including investment bankers, consultants, accountants, lawyers and appraisers) retained by the Agent to conduct appraisals, commercial finance examinations and other evaluations, including, without limitation, of (i) the
Borrowers' practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves, and pay the reasonable fees and expenses of the Agent or such professionals with respect to such evaluations and appraisals.  Notwithstanding the foregoing, the Agent shall not undertake more than one inventory appraisal at the Borrower's expense in each twelve months as long as Excess Availability is greater than
$150,000,000; if Excess Availability is less than $150,000,000 or an Event of Default has occurred and is continuing, the Agent may cause additional inventory appraisals to be undertaken as it in its discretion deems necessary or appropriate, or as may be required by Applicable Law.

SECTION 5.10      Compliance with Laws. Each Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.11      Use of Proceeds and Letters of Credit. The proceeds of Loans made hereunder and Letters of
Credit issued hereunder will be used only (a) to finance the acquisition of working capital assets of the
Borrowers and their respective Subsidiaries, including the purchase of inventory and equipment, in each case in the ordinary course of business, (b) to finance Capital Expenditures of the Borrowers and their respective
Subsidiaries, (c) to refinance up to $331,579,000 of the Guaranteed Beneficial Interests (as defined in the Lead
Borrower's Subordinated Indenture described in Schedule 1.2 hereto) and accrued and unpaid dividends thereon, and
(d) for general corporate purposes, including repurchases of the Bonds and other Indebtedness, all to the extent permitted herein. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of the Bonds or of any of the Regulations of the Board, including Regulations U and X.

SECTION 5.12      Additional Borrowers; Further Assurances.

(a)      Upon the formation or acquisition of any Material Subsidiary of any Borrower , after the Effective Date, or if any Subsidiary becomes a Material Subsidiary after the Effective Date, such Material Subsidiary shall execute and deliver a joinder to this Agreement and to the Security Agreement as, and shall become, a Borrower hereunder and a Grantor thereunder within fifteen (15) Business Days after its becoming a Material Subsidiary.
Further, within thirty (30) Business Days after such Person becomes a Material Subsidiary, such Person shall execute and

deliver, or cause to be executed and delivered, such Blocked Account Agreements, DDA Notifications,
DNB Notifications, and Credit Card Notifications as the Agent may reasonably request. Nothing contained in thisss.
5.12 shall permit any Borrower to form or acquire any Subsidiary which is otherwise prohibited by this Agreement.

(b)      Each Borrower and its Subsidiaries will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable law, or which any Agent or the Required
Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Borrowers. The Borrowers also agree to provide to the
Agent, from time to time upon request, evidence reasonably satisfactory to the Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(c)      The Borrowers shall cause each Subsidiary which is not a Borrower Subsidiary and which owns or controls any trademark, trade name, logo, any other General Intangibles, or any furniture, Fixtures, or Equipment located at any store location, to execute and deliver to the Agent a royalty free, non-exclusive license to use any such assets in connection with any exercise of the Agent's rights under the Security Agreement, including without limitation, in connection with any sale or other disposition of Inventory.  As used herein, the term "General
Intangible", "Fixtures" and "Equipment" shall each have the meaning provided in the Security Agreement.

                                                   ARTICLE VI

                                              Negative Covenants

         Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all L/C
Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Agent and the Lenders that:

SECTION 6.1       Indebtedness and Other Obligations. The Subsidiary Borrowers will not, and will not permit any of their respective Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

(i)      Indebtedness created under the Loan Documents;

(ii)     Indebtedness set forth in Schedule 6.01 and extensions, renewals and replacements of any such
         Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;
(iii)    Indebtedness of any Borrower to any other Borrower otherwise permitted hereunder;

(iv)     Indebtedness of any Borrower to finance the acquisition of any fixed or capital assets, including Capital
         Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof, provided that the aggregate principal amount of Indebtedness permitted by this clause (iv) shall not exceed $50,000,000 at any time outstanding;

(v)      Indebtedness incurred to refinance any Real Estate owned by any Borrower;

(vi)     Indebtedness under Hedging Agreements with any Lender or its Affiliates; and

(vii)    other unsecured Indebtedness in an aggregate principal amount not exceeding $50,000,000 at any time outstanding, provided that the terms of such Indebtedness are reasonably acceptable to the Agent.

SECTION 6.2       Liens. (a)  The Subsidiary Borrowers will not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues
(including accounts receivable) or rights in respect of any thereof, except:

(i)      Liens created under the Loan Documents;

(ii)     Permitted Encumbrances;

(iii)    any Lien on any property or asset of any Subsidiary Borrower set forth in Schedule 6.02, provided that
        (A) such Lien shall not apply to any other property or asset of any Borrower and (B) such Lien shall secure only those obligations that it secures as of the Effective Date, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(iv)     Liens on fixed or capital assets acquired by any Subsidiary Borrower, provided that (A) such Liens secure
         Indebtedness permitted by clause (iv) of Section 6.01, (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 100%
         of the cost of acquiring such fixed or capital assets and (D) such Liens shall not apply to any other property or assets of the Borrowers;

(v)      Liens to secure Indebtedness permitted by clause (v) of Section 6.01 provided that such Liens shall not apply to any property or assets of the

         Borrowers other than the Real Estate so refinanced or which is the subject of a sale-leaseback transaction.

                  (b)      Without limiting the provisions of the foregoing clause (a), neither the Lead Borrower nor its Subsidiaries shall create, incur, assume or permit to exist any Lien on any Inventory now owned or hereafter acquired by it other than in favor of the Agent.

SECTION 6.3       Fundamental Changes. (a)  The Borrowers and their respective Subsidiaries will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto, no Default shall have occurred and be continuing, (i) any Subsidiary may merge into a Borrower in a transaction in which a Borrower is the surviving corporation, provided, that, no Subsidiary Borrower shall be permitted to merge into the Lead
Borrower, (ii) the Lead Borrower may merge with any other Person (other than a Subsidiary Borrower) as long as the
Lead Borrower is the surviving corporation, and (iii) any Subsidiary that is not a Borrower may merge into any other Subsidiary that is not a Borrower, provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

                  (b)      The Borrowers and their respective Subsidiaries will not engage to any material extent in any business other than businesses of the type conducted by the Borrowers on the date of execution of this
Agreement and businesses reasonably related thereto.

SECTION 6.4       Investments, Loans, Advances, Guarantees and Acquisitions. The Subsidiary Borrowers and their respective Subsidiaries will not purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (the foregoing collectively referred to as "Investments"), except for:

(a)      Permitted Investments;

(b)      Investments existing on the Effective Date, and set forth on Schedule 6.04, to the extent such investments would not be permitted under any other clause of this Section;

(c)      Investments existing on the Effective Date in any Subsidiary of a Borrower;

(d)      loans or advances by any Borrower to any other Borrower;

(e)      Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(f)      loans or advances to employees for the purpose of travel, entertainment or relocation in the ordinary course of business; and

(g)      Investments in wholly owned Subsidiaries which are not Borrowers in an amount not to exceed, in the aggregate after the Effective Date, (i) $25,000,000, plus (ii) such additional amounts as the Subsidiary Borrowers may determine, as long as during the ninety (90) day period prior (on a pro forma basis) to the date of such
Investment, and for the ninety (90) day period following (on a projected basis) the date of such Investment, there shall be daily Excess Availability of at least $400,000,000; provided that no such Investment may be made after the occurrence and during the continuance of a Specified Event of Default or if an Event of Default would arise therefrom.

SECTION 6.5       Asset Sales. (a)  The Subsidiary Borrowers and their respective Subsidiaries will not sell, transfer, lease or otherwise dispose of any asset, including any capital stock, nor will the Subsidiary Borrowers issue any additional shares of its capital stock or other ownership interest in such Subsidiary Borrower, except:

                  (i) (A) sales of Inventory in the ordinary course of business, or (B) used or surplus equipment, or (C)  Permitted Investments, in each case in the ordinary course of business; and

                  (ii) sales, transfers and dispositions among the Borrowers and their respective Subsidiaries
(excluding, however, any sales, transfers and dispositions of Inventory and other Collateral or proceeds thereof, from any Subsidiary Borrower except to another Subsidiary Borrower), provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Borrower shall be made in compliance with Section 6.07 and further provided that within five (5) Business Days after consummation of such sale, transfer or disposition, the provisions of Section 5.12(c) shall be satisfied, if applicable; and

                  (iii) sales of Minority Interests in the capital stock of any Subsidiary provided that (A) no
Specified Event of Default has occurred and is continuing or would arise therefrom and (B) no Change in Control would result therefrom;

         provided that all sales, transfers, leases and other dispositions permitted hereby (other than sales, transfers and other disposition permitted under clause (ii)) shall be made at arm's length and for fair value and solely for cash consideration (other than (x) sales, transfers and other dispositions permitted under clause (ii)); and further provided that the authority granted hereunder may be terminated in whole or in part by the Agent upon the occurrence and during the continuance of any Event of Default.

         (b) (i) The Lead Borrower will not sell, transfer, lease or otherwise dispose of receipts from credit card processors of the Subsidiary Borrowers or the Lead Borrower Blocked Account; and

               (ii)  The Lead Borrower will not, after the occurrence and during the continuation of  a Specified
Event of Default, sell, transfer, lease or otherwise dispose of any asset, including any capital stock, nor will the Lead Borrower issue any additional shares of its capital stock or other ownership interest in the Lead
Borrower, except:

                  (A) (1)  sales of assets in the ordinary course of business, or (2) used or surplus equipment, or (3)  Permitted Investments, in each case in the ordinary course of business;

                  (B) sales, transfers and dispositions among the Lead Borrower and the Subsidiary Borrowers; and

                  (C)  other sales, transfers, or dispositions of assets not in the ordinary course of business provided that such sales do not exceed ten percent of the book value of all of the consolidated tangible assets of the Lead Borrower as of the date of such Specified Event of Default; and

               (iii)  The Lead Borrower may sell Minority Interests in the capital stock of any Subsidiary provided that (A) no Specified Event of Default has occurred and is continuing or would result therefrom, (B) no
Change in Control would result therefrom and (C) all sales permitted hereby shall be made at arm's length and for fair value.

SECTION 6.6       Restricted Payments; Certain Payments of Indebtedness. (a)  The Borrowers will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except so long as no Specified
Event of Default exists or would arise therefrom, the Borrowers may declare and pay dividends with respect to their capital stock in cash or in additional shares of their common stock.

               (b)    The Borrowers will not at any time, and will not permit any of their  Subsidiaries to make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

                        (i)   payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness permitted under Section 6.01;

                           (ii)    refinancings of Indebtedness described in clause (i), above, to the extent permitted by Section 6.01; and

                           (iii)  prepayments, redemptions, retirements, acquisition, cancellation or termination of Indebtedness of any Borrower (collectively, a "Prepayment") as long as (A) no Default or Event of
         Default then exists or, after giving effect to such Prepayment, would arise; and (B) during the ninety
         (90) day period prior (on a pro forma basis) to the date of such Prepayment, and for the ninety (90) day period following (on a projected basis) the date of such Prepayment, there shall be daily Excess
         Availability of at least $250,000,000; and (C) the aggregate of all such Prepayments shall not exceed the sum of $500,000,000 plus the Refreshing Basket from and after the Effective Date.

                 (c)  After the occurrence and during the continuation an Event of Default under Sections 7.01(h)
or 7.01(i) hereof, the Lead Borrower will not at any time, make or agree to pay or make, directly or indirectly any payment or other distribution (whether in cash securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except payment of regularly scheduled principal and interest payments in respect of any permitted Indebtedness and refinancings of permitted Indebtedness.

SECTION 6.7       Transactions with Affiliates. The Subsidiary Borrowers will not at any time, and the Lead
Borrower will not after the occurrence and during the continuation of a Specified Event of Default sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Borrowers than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrowers not involving any other Affiliate, which would not otherwise violate the provisions of the Loan Documents, and (c)
other transactions otherwise permitted under this Agreement.

SECTION 6.8       Fixed Charge Coverage Ratio.  If Excess Availability during any fiscal quarter is at any time less than $100,000,000, the Borrowers shall not permit the Fixed Charge Coverage Ratio to be less than 1.0:1.0.
Such Fixed Charge Ratio shall be calculated as of the fiscal quarter ending immediately subsequent to Excess
Availability becoming less than $100,000,000 and at the end of any fiscal quarter thereafter but only if Excess
Availability is less than $100,000,000 at any time during such subsequent fiscal quarter.

SECTION 6.9       Subsidiaries.  The Borrowers shall not form, acquire, or cause to be formed a Material
Subsidiary or permit any Subsidiary to become a Material Subsidiary, unless and until any such Material Subsidiary enters into a joinder agreement in accordance with the terms of, and to the extent required by, Section 5.12(a)
hereof.

                                                   ARTICLE VII

                                               Events of Default

SECTION 7.1       Events of Default.  If any of the following events ("Events of Default") shall occur:

(a)      the Borrowers shall fail to pay any interest on or principal of any Loan or any reimbursement obligation in respect of any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)      the Borrowers shall fail to pay any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document within three (3) Business Days after the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(c)      any representation or warranty made or deemed made by or on behalf of any Borrower in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)      the Borrowers shall (i) fail to observe or perform any covenant, condition or agreement contained in
Sections 2.21, 5.07, 5.09, or 5.11, or in Article VI, or (ii)  fail to observe or perform any covenant, condition or agreement contained in Section 5.01(e) and such failure shall continue unremedied for a period of five (5) days after notice thereof from the Agent to the Lead Borrower;

(e)      any Borrower shall fail to observe or perform any covenant, condition or agreement contained in any Loan
Document (other than those specified in clause (a), (b), (c), or (d) of this Article), and such failure shall continue unremedied for a period of fifteen (15) days after notice thereof from the Agent to the Lead Borrower
(which notice will be given at the request of any Lender);

(f)      any Borrower shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable (after giving effect to the expiration of any grace or cure period set forth therein);

(g)      any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both)
the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

(h)      an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking
(i) liquidation, reorganization or other relief in respect of any Borrower or its debts, or of a substantial part of its assets, under any federal or state bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect for 30 days;

(i)      any Borrower shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal or state bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee,

 custodian, sequestrator, conservator or similar official for any Borrower or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)      any Borrower shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)      one or more uninsured judgments for the payment of money in an aggregate amount in excess of $50,000,000 shall be rendered against any Borrower or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any material assets of any Borrower to enforce any such judgment;

(l)      (i)      any challenge by or on behalf of any Borrower to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any
Loan Document or any payment made pursuant thereto.

                  (ii)     any challenge by or on behalf of any other Person to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan
Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto, in each case, as to which an order or judgment has been entered adverse to the Agent and the Lenders.

                  (iii)    any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Borrower not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents;

 (m)      a Change in Control shall occur;

 (n)      the occurrence of any uninsured loss to any material portion of the Collateral;

 (o)      the indictment of, or institution of any legal process or proceeding against, any Borrower, under any federal, state, municipal, and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies sought or available include the forfeiture of any material property of any Borrower and/or the imposition of any stay or other order, the effect of which could reasonably be to restrain in any material way the conduct by the Borrowers, taken as a whole, of their business in the ordinary course; or

(p)      except as otherwise permitted hereunder, the determination by any Borrower, whether by vote of such
Borrower's board of directors or otherwise to: suspend the operation of such Borrower's business in the ordinary course, liquidate all or a material portion of such Borrower's assets or store locations, or employ an agent or other third party to conduct any so-called store closing, store liquidation or "Going-Out-Of-Business" sales;

then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Agent may, and at the request of the Required Lenders shall, by notice to the Lead Borrower, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers;
and (iii) require the Subsidiary Borrowers to furnish cash collateral in an amount equal to 103% of the Letter of
Credit Outstandings, and in case of any event with respect to any Borrower described in clause (h) or (i) of this
Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

SECTION 7.2       When Continuing.

         For all purposes under this Agreement, each Default and Event of Default that has occurred shall be deemed to be continuing at all times thereafter unless it either (a) is cured or corrected to the reasonable written satisfaction of the Lenders in accordance with Section 9.02, or (b) is waived in writing by the Lenders in accordance with Section 9.02.

SECTION 7.3       Remedies on Default.

         In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the maturity of the Loans shall have been accelerated pursuant hereto, the Agent may, and at the request of the Required Lenders shall, proceed to protect and enforce its rights and remedies under this Agreement, the Notes or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the
Agent or the Lenders. No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

SECTION 7.4       Application of Proceeds.

         After the occurrence of an Event of Default and acceleration of the Obligations, all proceeds realized from any Borrower or on account of any Collateral shall be applied in the manner set forth in Section 6.02 of the
Security Agreement. All amounts required to be applied to Loans hereunder (other than Swingline Loans) shall be applied ratably in accordance with each Lender's Commitment Percentage.

                                                  ARTICLE VIII

                                                     The Agent

SECTION 8.1       Administration by Agent.

         The general administration of the Loan Documents shall be by the Agent. The Lenders and the Issuing Banks each hereby irrevocably authorizes the Agent (i) to enter into the Loan Documents to which it is a party and (ii)
at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents and the Notes as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto. The Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents.

SECTION 8.2       Sharing of Excess Payments.

         Each of the Lenders, the Agent and the Issuing Banks agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrowers, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender, any Agent or the Issuing Banks under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of the Obligations owed it (an "excess payment") as a result of which such Lender, the Agent or the Issuing Banks has received payment of any Loans or other Obligations outstanding to it in excess of the amount that it would have received if all payments at any time applied to the Loans and other Obligations had been applied in the order of priority set forth in Section
2.22, then such Lender, Agent or the Issuing Banks shall promptly purchase at par (and shall be deemed to have thereupon purchased) from the other Lenders, the Agent and the Issuing Banks, as applicable, a participation in the Loans and Obligations outstanding to such other Persons, in an amount determined by the Agent in good faith as the amount necessary to ensure that the economic benefit of such excess payment is reallocated in such manner as to cause such excess payment and all other payments at any time applied to the Loans and other Obligations to be effectively applied in the order of priority set forth in Section 2.22 pro rata in proportion to its Commitment;
provided, that if any such excess payment is thereafter recovered or otherwise set aside such purchase of participations shall be correspondingly rescinded (without interest). The Borrowers expressly consent to the foregoing arrangements and agree that any Lender, any Agent or the Issuing Banks holding (or deemed to be holding)
a participation in any Loan or other Obligation may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower to such Lender, the Agent or the Issuing
Banks as fully as if such Lender, Agent or the Issuing Banks held a Note and was the original obligee thereon, in the amount of such participation.

SECTION 8.3       Agreement of Required Lenders.

(i)      Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of only the Required Lenders, action shall be taken by the Agent for and on behalf or for the benefit of all
Lenders upon the direction of the Required Lenders, and any such action shall be binding on all Lenders, and (ii)
upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Supermajority Lenders, action shall be taken by the Agent for and on behalf or for the benefit of all
Lenders upon the direction of the Required Supermajority Lenders and any such action shall be binding on all
Lenders. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 9.02.

(ii)     Upon the occurrence of an Event of Default, the Agent shall (subject to the provisions of Section 9.02)
take such action with respect thereto as may be reasonably directed by the Required Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action as it shall deem advisable in the best interests of the Lenders. In no event shall the Agent be required to comply with any such directions to the extent that the Agent believes that the Agent's compliance with such directions would be unlawful.

SECTION 8.4       Liability of Agent.

(i)      The Agent, when acting on behalf of the Lenders and the Issuing Banks, may execute any of its respective duties under this Agreement by or through any of its respective officers, agents and employees, and neither the
Agent nor its directors, officers, agents or employees shall be liable to the Lenders or the Issuing Banks or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Lenders or the Issuing
Banks or to any of them for the consequences of any oversight or error of judgment, or for any loss, except to the extent of any liability imposed by law or by reason of  the Agent's own gross negligence or willful misconduct.
The Agent and its directors, officers, agents and employees shall in no event be liable to the Lenders or the
Issuing Banks or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from the Required Lenders, or Required Supermajority Lenders, as applicable, or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, neither the Agent, nor any of its directors, officers, employees, or agents shall be responsible to any Lender or the Issuing Banks for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty or representation in, this Agreement, any Loan Document or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by any Borrower of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents.

(ii)     Neither the Agent nor any of its directors, officers, employees, or agents shall have any responsibility to the Borrowers on account of the failure or delay in performance or breach by any Lender (other than by the
Agent in its capacity as a Lender) or the Issuing Banks of any of their respective obligations under this
Agreement or the Notes or any of the Loan Documents or in connection herewith or therewith.

(iii)    The Agent, in such capacity hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by such person to be genuine or correct and to have been signed or sent by a person or persons believed by such person to be the proper Person or Persons, and, such Person shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by such Person.

SECTION 8.5       Reimbursement and Indemnification.

         Each Lender agrees (i) to reimburse (x) the Agent for such Lender's Commitment Percentage of any expenses and fees incurred by the Agent for the benefit of the Lenders or the Issuing Banks under this Agreement, the Notes and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders or the Issuing Banks, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Borrowers and (y) the Agent for such Lender's Commitment Percentage of any expenses of the Agent incurred for the benefit of the Lenders or the
Issuing Banks that the Borrowers have agreed to reimburse pursuant to Section 9.03 and has failed to so reimburse and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees, or agents, on demand, in the amount of such Lender's Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement, the Notes or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement, the Notes or any of the Loan Documents to the extent not reimbursed by the Borrowers (except such as shall result from their respective gross negligence or willful misconduct).  For purposes of this Section 8.05, each Lender's Commitment Percentage shall be determined as if the
Repayment Event had occurred on or prior to February 6, 2004 (whether or not it has in fact occurred).

SECTION 8.6       Rights of Agent.

         It is understood and agreed that JPMorgan shall have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrowers, as though it were not the Agent of the Lenders under this Agreement.

SECTION 8.7       Independent Lenders and Issuing Banks.

         The Lenders and the Issuing Banks each acknowledge that they have decided to enter into this Agreement and to make the Loans or issue the Letters of Credit hereunder based on their own analysis of the transactions contemplated hereby and of the creditworthiness of the Borrowers and agrees that the Agent shall bear no responsibility therefor.

SECTION 8.8       Notice of Transfer.

         The Agent may deem and treat a Lender party to this Agreement as the owner of such Lender's portion of the Loans for all purposes, unless and until, and except to the extent, an Assignment and Acceptance shall have become effective as set forth in Section 9.05(b).

SECTION 8.9       Successor Agent.

         The Agent may resign at any time by giving five (5) Business Days' written notice thereof to the Lenders, the Issuing Banks, and the Lead Borrower. Upon any such resignation of the Agent, the Required Lenders shall have the right to appoint a successor Agent, which so long as there is no Event of Default shall be reasonably satisfactory to the Lead Borrower (whose consent shall not be unreasonably withheld or delayed). If no successor
Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Agent which shall be (i) a commercial bank (or affiliate thereof)
organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least $100,000,000, (ii) or a Lender capable of complying with all of the duties of the Agent (and the Issuing Banks), hereunder (in the opinion of the retiring Agent and as certified to the Lenders in writing by such successor Agent) which, in the case of (i) and (ii) above, so long as there is no Event of Default shall be reasonably satisfactory to the Lead Borrower (whose consent shall not be unreasonably withheld or delayed). Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as such Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Agent under this Agreement.

SECTION 8.10      Reports and Financial Statements.

         Promptly after receipt thereof from the Borrowers, the Agent shall remit to each Lender copies of all financial statements required to be delivered by the Borrowers hereunder and all commercial finance examinations and appraisals of the Collateral received by the Agent.

SECTION 8.11      Syndication Agent, Collateral Agent, Co-Documentation Agents, Managing Agents, and Joint Lead
Arrangers. Notwithstanding the provisions of this Agreement or any of the other Loan Documents, the Syndication
Agent, the Collateral Agent, the Co-Documentation Agents, the Managing Agents, and the Joint Lead Arrangers shall have no powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Loan
Documents.

                                                    ARTICLE IX

                                                  Miscellaneous

SECTION 9.1       Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)      if to any Borrower, to it at Dillard's, Inc., 1600 Cantrell Road, Little Rock, Arkansas 72201,
Attention:James Freeman (Telecopy No. (501) 376-5917 and Sherrill Wise, Treasurer (Telecopy  No. (501) 399-7245);

(b)      if to the Agent or the Swingline Lender to JPMorgan Chase Bank, 2200 Ross Avenue, 3rd Floor, Dallas,
Texas 75201, Attention of Chris Capriotti (Telecopy No. (214) 965-4731), with a copy to Riemer & Braunstein, LLP,
Three Center Plaza, Boston, Massachusetts 02108, Attention: David S. Berman, Esquire (Telecopy No. (617) 880-3456);

(c)      if to any other Lender, to it at its address (or telecopy number) set forth on the signature pages hereto or on any Assignment and Acceptance for such Lender.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.2       Waivers; Amendments. (a)  No failure or delay by the Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent, the Issuing Banks and the Lenders hereunder and under the other
Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

         (b)      Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agent and the Borrowers that are parties thereto, in each case with the consent of the Required Lenders, provided that no such agreement shall (i)
increase the Commitment of any Lender or, except as provided herein after the occurrence, on or prior to February
6, 2004, of the Repayment Event, the Total Commitments without the written consent of all of the Lenders,
(ii) reduce the principal amount of any Loan or L/C Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or L/C Disbursement, or any interest thereon, or any fees payable

 hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of the Commitments or the Maturity Date, without the written consent of each Lender affected thereby, (iv) change Sections 2.18, 2.21, or 2.22 or Section 6.02 of the Security Agreement, without the written consent of each Lender, (v) change any of the provisions of this Section 9.02 or the definition of the term
"Required Lenders" or "Required Supermajority Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vi) release any Borrower from its obligations under any Loan Document, or limit its liability in respect of such Loan Document, without the written consent of each Lender, (vii) except for sales described in Section 6.05 or as permitted in the Security
Documents, release any material portion of the Collateral from the Liens of the Security Documents, without the written consent of each Lender, (viii) change the definition of the term "Borrowing Base" or any component definition thereof if as a result thereof the amounts available to be borrowed by the Borrowers would be increased, without the written consent of each Lender, provided that the foregoing shall not limit the discretion of the Agent to change, establish or eliminate any Reserves, (ix) increase the Permitted Overadvance, without the written consent of each Lender, (x) subordinate the Obligations hereunder, or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien, or permit any Liens on the Collateral in favor of any other Person, which Liens are pari passu with the Liens of the Agent under the Security Documents, as the case may be, without the prior written consent of each Lender, or (xi) modify the provisions of Section 2.01 or the definition of "Repayment Event" without the prior written consent of each Lender, and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent or the Issuing Banks without the prior written consent of the Agent or the Issuing Banks, as the case may be.

         (c)        Notwithstanding anything to the contrary contained herein, (i) no modification, amendment or waiver which increases the maximum amount of the Swingline Loans to an amount in excess of $50,000,000 (or such greater amount to which such limit has been previously increased in accordance with the provisions of this Section
9.02(c)) shall be made, and (ii) the Excess Availability threshold set forth in Section 6.08 shall not be modified, without the written consent of the Required Supermajority Lenders.

         (d)      Notwithstanding anything to the contrary contained in this Section 9.02, in the event that the
Borrowers request that this Agreement or any other Loan Document be modified, amended or waived in a manner which would require the consent of the Lenders pursuant to Sections 9.02(b) or 9.02(c) and such amendment is approved by the Required Lenders, but not by the requisite percentage of the Lenders, the Borrowers, and the Required Lenders
shall be permitted to amend this Agreement without the consent of the Lender or Lenders which did not agree to the modification or amendment requested by the Borrowers (such Lender or Lenders, collectively the "Minority Lenders")
to provide for (w) the termination of the Commitment of each of the Minority Lenders, (x) the addition to this
Agreement of one or more other financial institutions, or an increase in the Commitment of one or more of the
Required Lenders, so that the aggregate Commitments after giving effect to such amendment shall be in the same amount as the aggregate Commitments immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new or increasing Lender or
Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans (including principal, interest, and fees) of the Minority Lenders

immediately before giving effect to such amendment and (z) such other modifications to this Agreement or the
Loan Documents as may be appropriate and incidental to the foregoing.

         (e)      No notice to or demand on any Borrower shall entitle any Borrower to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by a Lender, or any holder of a Note, shall bind any Person subsequently acquiring a Note, whether or not a Note is so marked. No amendment to this
Agreement shall be effective against the Borrowers unless signed by the Borrowers.

SECTION 9.3       Expenses; Indemnity; Damage Waiver. (a)  The Borrowers shall jointly and severally pay (i) all reasonable out-of-pocket expenses incurred by the Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agent, outside consultants for the Agent, appraisers, and for commercial finance examinations, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with any demand for payment under any Letter of
Credit, and (iii) all reasonable out-of-pocket expenses incurred by the Agent, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel and any outside consultants for the Agent, the Issuing Bank or any Lender, for appraisers, commercial finance examinations, and environmental site assessments, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided that the Lenders who are not the Agent or the Issuing Bank shall be entitled to reimbursement for no more than one counsel representing all such Lenders (absent a conflict of interest in which case the Lenders may engage and be reimbursed for additional counsel).

                  (b)      The Borrowers shall, jointly and severally, indemnify the Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an
"Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any
Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of
(i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated by the Loan Documents or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of
Hazardous Materials on or from any property currently or formerly owned or operated by any Borrower or any of the
Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee or any Affiliate of such Indemnitee (or of any officer, director, employee, advisor or agent of such Indemnitee or any such Indemnitee's Affiliates).

                  (c)      To the extent that any Borrower fails to pay any amount required to be paid by it to the Agent or the Issuing Banks under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Agent or the Issuing Banks, as the case may be, such Lender's Commitment Percentage of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent or the Issuing Banks. For purposes of this Section
9.03(c), each Lender's Commitment Percentage shall be determined as if the Repayment Event had occurred on or prior to February 6, 2004 (whether or not it has in fact occurred) .

                  (d)      To the extent permitted by applicable law, no Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated by the Loan
Documents, any Loan or Letter of Credit or the use of the proceeds thereof.

                  (e)      All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.4       Designation of Lead Borrower as Borrowers' Agent.

(a)      Each Borrower hereby irrevocably designates and appoints the Lead Borrower as that Borrower's agent (i)
to execute the Fee Letter, and (ii) to obtain Loans and Letters of Credit hereunder, the proceeds of which shall be available for those uses as those set forth herein. As the disclosed principal for its agent, each Borrower shall be obligated to the Agent and each Lender on account of the amounts due under the Fee Letter, Loans so made and Letters of Credit so issued hereunder as if made directly by the Lenders to that Borrower, notwithstanding the manner by which such Loans and Letters of Credit are recorded on the books and records of the Lead Borrower and of any Borrower.

(b)      Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower hereby assumes and agrees to discharge all Obligations of all other Borrowers as if the Borrower so assuming were each other Borrower.

(c)      The Lead Borrower shall act as a conduit for each Borrower (including itself, as a "Borrower") on whose behalf the Lead Borrower has requested a Loan.

(i)       The Lead Borrower shall cause the transfer of the proceeds of each Loan to the (those) Borrower(s) on whose behalf such Loan was obtained. Neither the Agent nor any Lender shall have any obligation to see to the application of such proceeds.

(ii)     If, for any reason, and at any time during the term of this Agreement,

(A)      any Borrower, including the Lead Borrower, as agent for the Borrowers, shall be unable to, or prohibited from carrying out the terms and conditions of this Agreement (as determined by the
                           Agent in the Agent's sole and absolute discretion); or

(B)      the Agent deems it inexpedient (in the Agent's sole and absolute discretion) to continue making Loans and cause Letters of Credit to be issued to or for the account of any particular Borrower, or to channel such Loans and Letters of Credit through the Lead Borrower,

                  then the Lenders may make Loans directly to, and cause the issuance of Letters of Credit directly for the account of such of the Borrowers as the Agent determines to be expedient, which
                  Loans may be made without regard to the procedures otherwise included herein.

(d)      In the event that the Agent determines to forgo the procedures included herein pursuant to which Loans and Letters of Credit are to be channeled through the Lead Borrower, then the Agent may designate one or more of the Borrowers to fulfill the financial and other reporting requirements otherwise imposed herein upon the Lead
Borrower.

(e)      Each of the Borrowers shall remain liable to the Agent and the Lenders for the payment and performance of all Obligations (which payment and performance shall continue to be secured by all Collateral granted by each of the Borrowers) notwithstanding any determination by the Agent to cease making Loans or causing Letters of Credit to be issued to or for the benefit of any Borrower.

(f)      The authority of the Lead Borrower to request Loans on behalf of, and to bind, the Borrowers, shall continue unless and until the Agent acts as provided in subparagraph (c), above, or the Agent actually receives

(i)      written notice of: (i) the termination of such authority, and (ii) the subsequent appointment of a successor Lead Borrower, which notice is signed by the respective Presidents of each Borrower
                  (other than the President of the Lead Borrower being replaced) then eligible for borrowing under this Agreement; and

(ii)     written notice from such successive Lead Borrower (i) accepting such appointment; (ii) acknowledging that such removal and appointment has been effected by the respective Presidents of such Borrowers eligible for

                   borrowing under this Agreement; and (iii) acknowledging that from and after the date of such appointment, the newly appointed Lead Borrower shall be bound by the terms hereof, and that as used herein, the term "Lead Borrower" shall mean and include the newly appointed
                  Lead Borrower.

SECTION 9.5       Successors and Assigns. (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any
Affiliate of any Issuing Bank that issues any Letter of Credit), except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any such attempted assignment or transfer without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any
Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent, the
Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b)      Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to
it), provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, or as a result of a merger of a Lender with an Eligible Assignee, or the sale of all of the loan portfolio of a Lender to an
Eligible Assignee, each of the Lead Borrower (but only after the completion of the initial syndication and if no
Event of Default then exists), the Agent and each Issuing Bank must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's
Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment
(determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the
Agent) shall not be less than $10,000,000 unless the Agent otherwise consents, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations, (iv) any assignment of any portion of a Lender's Closing Commitment shall include a pro rata assignment of such Lender's
Incremental Commitment, and (v) the parties to each assignment shall execute and deliver to the Agent an
Assignment and Acceptance, and, after completion of the syndication of the Loans, together with a processing and recordation fee of $3,500.  Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of
Section 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.  In connection with each such assignment, upon

 request by the Agent, the Borrowers shall cause their counsel, Simpson Thacher &
Bartlett, to deliver to the Agent either of the following, as determined by such counsel: (x) a reliance letter in respect of its opinion delivered on the Effective Date or (y) a favorable written opinion (addressed to the Agent and the Lenders after giving effect to the assignment and dated the date of such assignment) substantially in the form of Exhibit C.

                  (c)      The Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in Dallas, Texas a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and L/C Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error and the Borrowers, the Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a
Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Lead Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d)      Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning
Lender and an assignee, the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Agent shall accept such
Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e)      Any Lender may, without the consent of the Borrowers, the Agent, and the Issuing Banks, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to
it), provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the
Borrowers, the Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such
Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation in the Commitments, the Loans and the Letters of Credit
Outstandings shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant.
Subject to paragraph (f) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.23, 2.25 and 2.26 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.25(c) as though it were a Lender.

                  (f)      A Participant shall not be entitled to receive any greater payment under Section 2.23 or 2.26 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.26 unless (i) the Lead Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.26(e)
as though it were a Lender and (ii) such Participant is eligible for exemption from the withholding tax referred to therein, following compliance with Section 2.26(e).

                  (g)      Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.6       Survival. All covenants, agreements, representations and warranties made by the Borrowers in the
Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this
Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any
Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the
Commitments have not expired or terminated. The provisions of Sections 2.23, 2.26 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.7       Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in
Section 4.01, this Agreement shall become effective when it shall have been executed by the Agent and the Lenders and when the Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this
Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.8       Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof;
and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.9       Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrowers against any of and all the obligations of the Borrowers now or hereafter existing under this
Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this
Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.  In no event may a Lender set off and apply the Other Store Proceeds against such obligations.

SECTION 9.10      Governing Law; Jurisdiction; Consent to Service of Process.

(a)      THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)      The Borrowers agree that any suit for the enforcement of this Agreement or any other Loan Document may be brought in any New York state or federal court sitting in the Borough of Manhattan in New York City as the Agent
may elect in its sole discretion and consent to the non-exclusive jurisdiction of such courts.  The Borrowers hereby waive any objection which they may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum.

(c)      Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.11      WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING
OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER
BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR
ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT
OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER

PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND
CERTIFICATIONS IN THIS SECTION.

SECTION 9.12      Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.13      Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the
"Maximum Rate") that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14      Additional Waivers.

(a)      The Obligations are the joint and several obligations of each Borrower. To the fullest extent permitted by applicable law, the obligations of each Borrower hereunder shall not be affected by (i) the failure of the
Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Borrower under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this
Agreement, any other Loan Document, or any other agreement, including with respect to any other Borrower of the
Obligations under this Agreement, or (iii) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Agent or any other Secured Party.

(b)      The obligations of each Borrower hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Borrower hereunder shall not be discharged or impaired or otherwise affected by the failure of any Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under this
Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure

or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Borrower or that would otherwise operate as a discharge of any Borrower as a matter of law or equity (other than the indefeasible payment in full in cash of all the
Obligations).

(c)      To the fullest extent permitted by applicable law, each Borrower waives any defense based on or arising out of any defense of any other Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Borrower, other than the indefeasible payment in full in cash of all the Obligations. The Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Borrower, or exercise any other right or remedy available to them against any other
Borrower, without affecting or impairing in any way the liability of any Borrower hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash. Pursuant to applicable law, each Borrower waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such
Borrower against any other Borrower, as the case may be, or any security.

(d)      Upon payment by any Borrower of any Obligations, all rights of such Borrower against any other Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, any indebtedness of any Borrower now or hereafter held by any other
Borrower is hereby subordinated in right of payment to the prior payment in full of the Obligations. None of the
Borrowers will demand, sue for, or otherwise attempt to collect any such indebtedness. If any amount shall erroneously be paid to any Borrower on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) any such indebtedness of any Borrower, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Agent to be credited against the payment of the
Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

SECTION 9.15      Existing Credit Agreement Amended and Restated.  This Agreement shall amend and restate the
Existing Credit Agreement in its entirety.  On the Effective Date, the rights and obligations of the parties under the Existing Credit Agreement shall be subsumed within and be governed by this Agreement; provided, however, that each of the "Loans" (as such term is defined in the Existing Credit Agreement) outstanding under the Existing
Credit Agreement on the Effective Date shall, for purposes of this Agreement, be included as Loans hereunder and each of the "Letters of Credit" (as defined in the Existing Credit Agreement) outstanding under the Existing
Credit Agreement on the Effective Date shall be Letters of Credit hereunder.

SECTION 9.16      Confidentiality.

(a)      The Borrowers hereby agree that the Agent and each Lender may issue and disseminate to the public general information describing this Agreement, including the name and address of the Lead Borrower.

(b)      The Agent and each Lender agrees to keep confidential all non-public information provided to it by or on behalf of any Borrower pursuant to or in connection with this Agreement that is designated by the provider thereof as confidential; provided that nothing herein shall prevent the Agent or any Lender from disclosing any such information (a) to the Agent, any other Lender or any Affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective transferee or any direct or indirect counterparty to any Hedging Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its Affiliates, (d)
upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other
Governmental Authority or as may otherwise be required pursuant to any requirement of law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed,
(h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document, or (j) that becomes available to the Agent or any Lender on a nonconfidential basis from a source other than the Borrowers. Notwithstanding anything to the contrary herein contained, each party (and their respective employees, representatives and other agents) may disclose to any Person the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure.

                         [balance of page left intentionally blank; signature pages follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as a sealed instrument as of the day and year first above written.

                                                                       DILLARD'S, INC.
                                                                       as Lead Borrower and Borrower

                                                                       DILLARD TEXAS OPERATING LIMITED PARTNERSHIP
                                                                       By its General Partner
                                                                       Dillard's, Inc.
                                                                       as Borrower

                                                                       THE JOSLIN DRY GOODS COMPANY
                                                                       as Borrower

                                                                       DILLARD TENNESSEE
                                                                       OPERATING LIMITED PARTNERSHIP, as
                                                                       Borrower
                                                                       By its General Partner
                                                                       Dillard's, Inc.
                                                                       as Borrower

                                                                       C.J. GAYFER & COMPANY, INCORPORATED,
                                                                       as Borrower

                                                                       J.B. IVEY & COMPANY,
                                                                       as Borrower

                                                                       THE CASTNER-KNOTT DRY GOODS CO.,
                                                                       as Borrower

                                                                       DILLARD STORES SERVICES, INC., as Borrower

                                                                       THE HIGBEE COMPANY,
                                                                       as Borrower

                                                                       THE MCALPIN COMPANY,
                                                                       as Borrower

                                                                       GAYFER'S MONTGOMERY FAIR CO., as Borrower

                                                                       THE LION DRY GOODS COMPANY,
                                                                       as Borrower

                                                                       J. BACON & SONS,
                                                                       as Borrower

                                                                       MERCANTILE STORES COMPANY, INC.,
                                                                       as Borrower

                                                                       DILLARD'S WYOMING, INC.,
                                                                       as Borrower

                                                                       CONSTRUCTION DEVELOPERS, INCORPORATED,
                                                                       as Borrower

                                                                       CONDEV NEVADA, INC.,
                                                                       as Borrower

                                                                       MERCANTILE KANSAS CITY, INC., as Borrower

                                                                       HENNESSY COMPANY,
                                                                       as Borrower

                                                                       J.B. WHITE & COMPANY,
                                                                       as Borrower

                                                                       DILLARD'S DOLLARS, INC.,
                                                                       as Borrower

                                                                       By: __/s/ Sherrill E.Wise___
                                                                       Name: Sherrill E. Wise
                                                                       Title: Vice President to each
                                                                       Borrower listed above

                                                                       U.S. ALPHA, INC.,
                                                                       as Borrower

                                                                       By_________________________
                                                                       Name: James I. Freeman
                                                                       Title:   Vice President

                                                                       DILLARD INTERNATIONAL, INC.,
                                                                       as Borrower

                                                                       By_________________________
                                                                       Name: James I. Freeman
                                                                       Title:   Chief Executive Officer

                                                                       JPMORGAN CHASE BANK,
                                                                       as Administrative Agent, as Swingline
                                                                       Lender, as Issuing Bank, and as Lender

                                                                       By:________________________

                                                                       Name:

                                                                       Title:

                                                                       Address:
                                                                       2200 Ross Avenue, 4th Floor
                                                                       Dallas, Texas 75201
                                                                       Attn:
                                                                       Telephone:
                                                                       Telecopy:

                                                                       FLEET RETAIL GROUP, INC.,
                                                                       as Collateral Agent, Syndication Agent and
                                                                       as Lender

                                                                       By:________________________

                                                                       Name: Mark Forti

                                                                       Title: Managing Director

                                                                       Address:
                                                                       40 Broad Street, 10th Floor
                                                                       Boston, Massachusetts 02109
                                                                       Attn:Mr. Mark Forti
                                                                       Telephone: (617) 434-4364
                                                                       Telecopy: (617) 434-4339

                                                                       FLEET NATIONAL BANK,
                                                                       as Issuing Bank

                                                                       By:________________________

                                                                       Name: Mark Forti

                                                                       Title: Managing Director

                                                                       Address:
                                                                       100 Federal Street
                                                                       Boston, Massachusetts 02110
                                                                       Attn: Mr. Mark Forti
                                                                       Telephone: (617) 434-4364
                                                                       Telecopy: (617) 434-4339

                                                                       THE CIT GROUP/BUSINESS CREDIT, INC.,
                                                                       as Co-Documentation Agent and as Lender

                                                                       By:________________________

                                                                       Name:

                                                                       Title:

                                                                       Address:
                                                                       Attn:
                                                                       Telephone:                         Telecopy:

                                                                       WELLS FARGO FOOTHILL, LLC,
                                                                       as Co-Documentation Agent and as Lender

                                                                       By:________________________

                                                                       Name:

                                                                       Title:

                                                                       Address:
                                                                       Attn:
                                                                       Telephone:                         Telecopy:

                                                                       GENERAL ELECTRIC CAPITAL CORPORATION,
                                                                       as Co-Documentation Agent and as Lender

                                                                       By:________________________

                                                                       Name:

                                                                       Title:

                                                                       Address:
                                                                       Attn:
                                                                       Telephone:                         Telecopy:

                                                                       CONGRESS FINANCIAL CORPORATION,
                                                                       as Managing Agent and as Lender

                                                                       By:________________________

                                                                       Name:

                                                                       Title:

                                                                       Address:
                                                                       Attn:
                                                                       Telephone:                         Telecopy:

                                                                       NATIONAL CITY COMMERCIAL FINANCE, INC.,
                                                                       as Managing Agent and as Lender

                                                                       By:________________________

                                                                       Name:

                                                                       Title:

                                                                       Address:
                                                                       Attn:
                                                                       Telephone:                         Telecopy:

                                                                       GMAC COMMERCIAL FINANCE LLC,
                                                                       as Managing Agent and as Lender

                                                                       By:________________________

                                                                       Name:

                                                                       Title:

                                                                       Address:
                                                                       Attn:
                                                                       Telephone:                         Telecopy:

                                                                       PNC BANK, NATIONAL ASSOCIATION,
                                                                       as Lender

                                                                       By:________________________

                                                                       Name:

                                                                       Title:

                                                                       Address:
                                                                       Attn:
                                                                       Telephone:                         Telecopy:

                                                                       UBS AG,
                                                                       as Lender

                                                                       By:________________________

                                                                       Name:

                                                                       Title:

                                                                       Address:
                                                                       Attn:
                                                                       Telephone:                         Telecopy:

                                                                       AMSOUTH BANK,
                                                                       as Lender

                                                                       By:________________________

                                                                       Name:

                                                                       Title:

                                                                       Address:
                                                                       Attn:
                                                                       Telephone:                         Telecopy:

                                                                       REGIONS BANK,
                                                                       as Lender

                                                                       By:________________________

                                                                       Name:

                                                                       Title:

                                                                       Address:
                                                                       Attn:
                                                                       Telephone:                         Telecopy:

                                                                       HSBC BUSINESS CREDIT (USA) INC.,
                                                                       as Lender

                                                                       By:________________________

                                                                       Name:

                                                                       Title:

                                                                       Address:
                                                                       Attn:
                                                                       Telephone:                         Telecopy:

                                                                       SIEMENS FINANCIAL SERVICES, INC.,
                                                                       as Lender

                                                                       By:________________________

                                                                       Name:

                                                                       Title:

                                                                       Address:
                                                                       Attn:
                                                                       Telephone:                         Telecopy:

                                                                       UPS CAPITAL CORPORATION
                                                                       as Lender

                                                                       By:________________________

                                                                       Name:

                                                                       Title:

                                                                       Address:
                                                                       Attn:
                                                                       Telephone:                         Telecopy:

                                                                       ALLIED IRISH BANK,
                                                                       as Lender

                                                                       By:________________________

                                                                       Name:

                                                                       Title:

                                                                       Address:
                                                                       Attn:
                                                                       Telephone:                         Telecopy:

                                                                       ISRAEL DISCOUNT BANK OF NEW YORK,
                                                                       as Lender

                                                                       By:________________________

                                                                       Name:

                                                                       Title:

                                                                       By:________________________

                                                                       Name:

                                                                       Title:

                                                                       Address:
                                                                       Attn:
                                                                       Telephone:                         Telecopy:

                                                                       BANK ONE, NA
                                                                       (Main Office Chicago)
                                                                       as Lender

                                                                       By:________________________

                                                                       Name:

                                                                       Title:

                                                                       Address:
                                                                       Attn:
                                                                       Telephone:                         Telecopy:

                                                                       FIFTH THIRD BANK,
                                                                       as Lender

                                                                       By:________________________

                                                                       Name:

                                                                       Title:

                                                                       Address:
                                                                       Attn:
                                                                       Telephone:                         Telecopy:

                                                                       HIBERNIA NATIONAL BANK,
                                                                       as Lender

                                                                       By:________________________

                                                                       Name:

                                                                       Title:

                                                                       Address:
                                                                       Attn:
                                                                       Telephone:                         Telecopy: